UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

BlueLinx Holdings Inc.

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BlueLinx Holdings Inc.
1950 Spectrum Circle, Suite 300
Marietta, Georgia 30067
April 10, 2024
Dear Stockholder:
I am pleased to invite you to the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of BlueLinx Holdings Inc. (“BlueLinx”). The meeting will be held at the Renaissance Atlanta Waverly Hotel and Convention Center, 2450 Galleria Parkway SE, Atlanta, Georgia 30339 on May 16, 2024, at 11:00 a.m. Eastern Time. The matters to be voted upon at the meeting are listed in the accompanying notice of the Annual Meeting and are described in more detail in the accompanying proxy statement and proxy card. Whether or not you plan to attend the Annual Meeting, we strongly encourage you to promptly complete, date, sign, and mail the enclosed proxy card in the envelope provided to ensure that your vote will be counted. If you attend the meeting, you will have the right to revoke the proxy and vote your shares in person.
On behalf of the Board of Directors, management, and associates of BlueLinx, I extend our appreciation for your continued support and look forward to meeting with you.
Very truly yours,
Shyam K. Reddy
President and Chief Executive Officer

BlueLinx Holdings Inc.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of BlueLinx Holdings Inc. will be held at the Renaissance Atlanta Waverly Hotel and Convention Center, 2450 Galleria Parkway SE, Atlanta, Georgia 30339 on Thursday May 16, 2024, at 11:00 a.m. Eastern Time, for the following purposes:
1.
to elect nine directors to hold office until the 2025 annual meeting of stockholders, or until their successors are duly elected and qualified;

2.
to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our current fiscal year ending December 28, 2024, which we refer to as “fiscal 2024”;

3.
to hold an advisory, non-binding vote to approve the executive compensation described in this proxy statement; and

4.
to transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Stockholders of record at the close of business on March 22, 2024, will be entitled to notice of and to vote at the meeting or any adjournments or postponements of the meeting.
The Board of Directors recommends voting FOR its nominees for director and FOR proposals 2 and 3.
Your vote is important. Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy card and return it promptly in the enclosed postage-paid reply envelope. Your vote by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.
By Order of the Board of Directors,

April 10, 2024 Marietta, Georgia	Tricia Kinney General Counsel and Corporate Secretary

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 16, 2024
BlueLinx Holdings Inc. is providing access to its proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of its proxy materials on the Internet.
You may access the following proxy materials as of the date they are first mailed to our stockholders by visiting www.proxyvote.com:
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Notice of 2024 Annual Meeting of Stockholders to be held on Thursday, May 16, 2024;

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Proxy Statement for 2024 Annual Meeting of Stockholders to be held on Thursday, May 16, 2024; and

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Annual Report on Form 10-K for the fiscal year ended December 30, 2023.

These proxy materials are available free of charge and will remain available through the conclusion of the 2024 Annual Meeting of Stockholders. In accordance with SEC rules, the proxy materials on the site are searchable, readable, and printable, and the site does not have “cookies” or other tracking devices that identify visitors.

The enclosed proxy is being solicited by the Board of Directors of BlueLinx Holdings Inc. (“BlueLinx,” “us,” “we,” “our,” or the “Company”) for the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) or any adjournment or postponement of the meeting, for the purposes set forth in the accompanying “Notice of Annual Meeting of Stockholders.” References in this proxy statement to 2024 or fiscal 2024 refer to our current fiscal year ending December 28, 2024. References in this proxy statement to 2023 or fiscal 2023 refer to our fiscal year ended December 30, 2023. References in this proxy statement to 2022 or fiscal 2022 refer to the fiscal year ended December 31, 2022. References to 2021 or fiscal 2021 refer to the fiscal year ended January 1, 2022. All fiscal years presented comprise a 52-week reporting period.
Copies of this proxy statement, the accompanying proxy card, and the annual report will first be mailed to stockholders on or about April 15, 2024. The proxy statement and annual report are also available on the Investor Relations page of our website at www.BlueLinxCo.com, and at www.proxyvote.com.
Attending the Annual Meeting
The Annual Meeting will be held at the Renaissance Atlanta Waverly Hotel and Convention Center, 2450 Galleria Parkway SE, Atlanta, Georgia 30339 on Thursday May 16, 2024, at 11:00 a.m. Eastern Time. For directions to the meeting, please contact our Investor Relations department at (866) 671-5138. Holders of our common stock as of the close of business on March 22, 2024, will be entitled to attend and vote at the meeting.

i

BLUELINX HOLDINGS INC.
1950 Spectrum Circle, Suite 300
Marietta, Georgia 30067
770-953-7000
GENERAL INFORMATION
Why did I receive this proxy statement?
This proxy statement is furnished in connection with the solicitation of proxies on behalf of our Board of Directors (the “Board”) to be voted at the Annual Meeting of our stockholders to be held on May 16, 2024, and any adjournment or postponement thereof, for the purposes set forth in the accompanying “Notice of Annual Meeting of Stockholders.” The meeting will be held at the Renaissance Atlanta Waverly Hotel and Convention Center, 2450 Galleria Parkway SE, Atlanta, Georgia 30339 on Thursday, May 16, 2024, at 11:00 a.m. Eastern Time. This proxy statement and accompanying proxy card are being first sent or provided to our stockholders on or about April 15, 2024. Our Form 10-K for the fiscal year ended December 30, 2023, including the financial statements and a list of exhibits, accompanies this proxy statement, as part of our 2023 Annual Report.
We encourage you to vote your shares prior to the Annual Meeting.
Who is soliciting my vote?
Our Board is soliciting your vote at the 2024 Annual Meeting of Stockholders of BlueLinx Holdings Inc.
Who is entitled to vote?
Only our stockholders of record at the close of business on March 22, 2024, the “Record Date,” are entitled to receive notice of the meeting, attend the meeting, and vote the shares of our common stock held by each stockholder on that date at the meeting, or any adjournment or postponement thereof. Each outstanding share that you own as of the Record Date entitles you to cast one vote on each matter to be voted upon.
Who can attend the meeting?
Only stockholders of record as of the close of business on the Record Date, or their duly appointed proxies, may attend the meeting. Each stockholder may be asked to present valid government-issued picture identification, such as a driver’s license or passport.
Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring an original or copy of an official and authentic brokerage statement reflecting your stock ownership as of the Record Date. If you are a stockholder of record, your name will appear on our stockholder list.
What will I vote on?
Three items:
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the election of nine directors to our Board;

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the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2024; and

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a non-binding, advisory vote to approve the executive compensation described in this proxy statement.

Will there be any other items of business on the agenda?
We do not expect any other items of business at the meeting. Nonetheless, if an unforeseen matter is raised, your proxy will give discretionary authority to the persons named on the proxy to vote on any other matters that may be brought before the meeting.
How many votes must be present to conduct business at the meeting?
The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the Record Date will constitute a quorum permitting business to be conducted at the annual meeting. As of the Record Date, we had 8,661,738 shares of common stock outstanding. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

How do I vote?
You may vote by timely and properly completing and signing the accompanying proxy card and returning it to us. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares and complete and return that proxy in accordance with the instructions therein.
Can I change my vote after I return my proxy card?
Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing either a notice of revocation, or a duly executed proxy bearing a later date, with our Corporate Secretary, at our principal executive offices: BlueLinx Holdings Inc., Attn: General Counsel & Corporate Secretary, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067. The powers of the proxy holder(s) will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.
What are the recommendations of our Board of Directors?
Our Board recommends a vote FOR the election of each of the nine nominated directors, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2024, and FOR the approval of the executive compensation of the named executive officers described in this proxy statement.
What vote is required to approve each item?
Election of Directors.   A nominee will be elected as a director if he or she receives a plurality of the votes cast at the meeting. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. In other words, the nine director nominees receiving the most votes will be elected. Broker non-votes and votes to “withhold authority” for all or some nominees will have no effect on the election of directors.
Ratification of Independent Registered Public Accounting Firm.   The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2024. As a result, abstentions will have the effect of a vote “against” the proposal; however, broker non-votes will have no effect on this proposal. If our stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain Ernst & Young LLP as our independent registered public accounting firm for fiscal 2024. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the fiscal year if it determines that such a change would be in our best interests and that of our stockholders.
Approval on a non-binding, advisory basis, of the compensation of the Company’s named executive officers.   Adoption of the resolution approving, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis section, compensation tables, and narrative discussion of this proxy statement, requires the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote. As a result, abstentions will have the effect of a vote “against” the proposal; however, broker non-votes will have no effect on this proposal.
What if I don’t vote for some or all of the matters listed on my proxy card?
If you are a registered stockholder and you return a signed proxy card without indicating your vote for some or all of the matters, your shares will be voted as follows for any matter you did not indicate a vote on:
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FOR the election of each of the director nominees to the Board listed on the proxy card;

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FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2024; and

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FOR the approval, on an advisory, non-binding basis, of the executive compensation described in this proxy statement.

How will proxies be solicited?
Proxies will be solicited by mail. Proxies may also be solicited by our officers and regular employees personally or by telephone or facsimile, but such persons will not be specifically compensated for such services. Banks, brokers, nominees, and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of our common stock. We will pay the expense of preparing, assembling, printing, mailing, and soliciting proxies.
Is there electronic access to the proxy materials and annual report?
Yes. The materials will be available, as of the date they were first mailed to our stockholders, by visiting www.proxyvote.com. In addition, this proxy statement and our Annual Report on Form 10-K are available on the Investor Relations page of our website at www.BlueLinxCo.com.

ITEMS OF BUSINESS TO BE ACTED ON AT THE MEETING
PROPOSAL 1:
ELECTION OF DIRECTORS
Our Board is currently authorized to have, and currently consists of, nine members, each with terms expiring at the Annual Meeting. Our Board, based on the recommendation of our Nominating and Governance Committee and pursuant to our bylaws, has nominated Anuj Dhanda, Dominic DiNapoli, Kim S. Fennebresque, Keith A. Haas, Mitchell B. Lewis, Shyam K. Reddy, J. David Smith, Carol B. Yancey, and Marietta Edmunds Zakas, each a current member of our Board, for re-election at the Annual Meeting.
Each director elected at the Annual Meeting will hold office until the next annual meeting of stockholders and the election of his or her successor. The Board believes each nominee for director will be able to stand for election. In addition, each of the persons nominated for election has agreed to serve if elected. If, for any reason, any of the nominees become unavailable for election, the individuals named in the enclosed proxy card may exercise their discretion to vote for any substitutes proposed by the Board. At this time, the Board knows of no reason why any nominee might be unavailable to serve.
Our Board unanimously recommends a vote FOR each of the following director nominees:
Anuj Dhanda	Shyam K. Reddy
Dominic DiNapoli	J. David Smith
Kim S. Fennebresque	Carol B. Yancey
Keith A. Haas	Marietta Edmunds Zakas
Mitchell B. Lewis
A nominee will be elected as a director if he or she receives a plurality of the votes cast at the meeting. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. In other words, the nine director nominees receiving the most votes will be elected. If you do not wish your shares of common stock to be voted for particular nominees, you may so indicate on the enclosed proxy card. Broker non-votes and votes to “withhold authority” for all or some nominees will have no effect on the election of directors.
Information about Nominees
Information about each of the nine nominees for director, including the experience that led the Board to conclude that the nominee should serve as a director of the Company, is set forth below. All the director nominees are currently serving on the Board.
Name	Position
Anuj Dhanda	Director (since 2023)
Dominic DiNapoli	Director (since 2016)
Kim S. Fennebresque	Non-Executive Chairman of the Board of Directors (Director since 2013, Chairman since 2016)
Keith A. Haas	Director (since 2022)
Mitchell B. Lewis	Former President and Chief Executive Officer (2014-June 2021) and Director (since 2014)
Shyam K. Reddy	President and Chief Executive Officer and Director (since 2023)
J. David Smith	Director (since 2017)
Carol B. Yancey	Director (since 2021)
Marietta Edmunds Zakas	Director (since 2022)
Anuj Dhanda, 61, has served as a member of our Board since May 2023. He currently serves as Executive Vice President and the Chief Technology and Transformation Officer of Albertsons Companies,

Inc. (NYSE: ACI), one of the largest food and drug retailers in the United States. Prior to joining Albertsons Companies in 2015, Mr. Dhanda served as Senior Vice President of Digital Commerce and Chief Information Officer for Giant Eagle, Inc. from August 2013 to December 2015. From March 2008 to August 2013, Mr. Dhanda served as Chief Information Officer of PNC Financial Services (NYSE: PNC), a bank holding company and financial services corporation. Mr. Dhanda earned a Bachelor of Commerce degree from Delhi University as well as a Master of Business Administration and Ph.D. in Management (Finance) degrees from Rutgers University.
Mr. Dhanda’s extensive background in digital transformation, cybersecurity, merger integration and system modernization and 10 plus years of experience as a public company chief information officer and executive qualifies him to serve on, and be a valuable member of, our Board.
Dominic DiNapoli, 69, has served as a member of our Board since May 2016. Mr. DiNapoli served as a senior consultant to FTI Consulting (NYSE: FCN), a global business advisory firm, from 2014 until his retirement in December 2019. Prior to his retirement, Mr. DiNapoli held several positions within FTI Consulting, including Vice Chairman from 2011 through 2014, and Executive Vice President and Chief Operating Officer from 2004 through 2011. From 2002 to 2004, Mr. DiNapoli served as a Senior Managing Director and leader of FTI Consulting’s corporate finance/restructuring practice. From 1998 to 2002, Mr. DiNapoli was a Managing Partner of PricewaterhouseCoopers LLP’s U.S. business recovery services practice. Mr. DiNapoli received a Bachelor of Science in Accounting from Montclair State.
Mr. DiNapoli’s financial expertise, management advisory expertise, and experience as a public company executive qualify him to serve on, and be a valuable member of, our Board.
Kim S. Fennebresque, 74, has served as a member of our Board since May 2013 and became Chairperson in May 2016. Mr. Fennebresque served as a senior advisor to Cowen Group Inc., a financial services company, until December 2020. He also served as Chairman and Chief Executive Officer of Cowen Group Inc. and its predecessor SG Cowen from 1999 to 2008. Mr. Fennebresque currently serves on the board of directors of Ally Financial Inc. (NYSE: ALLY), Albertson’s Companies, Inc. (NYSE: ACI), BAWAG Group, AG (VIE: BG), and served on the board of Rotor Acquisition Corp. from November 2020 to June 2021. Mr. Fennebresque served on the board of directors of Ribbon Communications from October 2017 to March 2020, and as Chairman of Dahlman Rose Co., LLC, a financial services company, from 2010 to 2012, and as Chief Executive Officer of Dahlman Rose Co., LLC from July 2011 until August 2012. He has also served as head of the corporate finance and mergers & acquisitions departments at UBS (NYSE: UBS) and was a general partner and co-head of investment banking at Lazard Frères & Co. Mr. Fennebresque also held various positions at The First Boston Corporation (now UBS). He is a graduate of Trinity College and Vanderbilt Law School.
Mr. Fennebresque’s extensive business experience, background in finance, and industry knowledge qualify him to serve on, and be a valuable member of, our Board.
Keith A. Haas, 58, has served as a member of our Board since August 2022. Mr. Haas currently serves as Chief Executive Officer of Foley Products Company LLC, a manufacturer of concrete products for water and electric infrastructure applications. He also served as a director at Northwest Hardwoods, Inc., where he has served since 2021 and has over 25 years of operational leadership experience in the building products industry. From 2021 to 2022, he served as Group Executive, Commercial at CRH plc where he had increasing executive leadership responsibilities in a diverse range of building products manufacturing and distribution. From 2019 to 2020, Mr. Haas served as President of CRH’s global Building Products Division, and from 2016 to 2018, as President of its Americas Products & Distribution Division. Mr. Haas also served as the Chief Executive Officer of CRH operating subsidiaries Oldcastle Architectural from 2008 to 2010 and Oldcastle Building Products from 2011 to 2015. Prior to joining CRH in 1995, he began his career as a project engineer at Amoco Chemical Company. Mr. Haas earned a Bachelor of Science degree in Mechanical Engineering from the Georgia Institute of Technology and a Master of Business Administration degree from Georgia State University.
Mr. Haas’s business experience, including operational and executive leadership experience, and industry knowledge qualify him to serve on, and be a valuable member of, our Board.

Mitchell B. Lewis, 62, has served as a Director of the Company since January 2014. From 2014 until his retirement in June 2021, he served as our President and Chief Executive Officer, and from June 2021 through December 2021, he was a senior advisor to the Company’s successor President and Chief Executive Officer. Mr. Lewis has held numerous leadership positions in the building products industry since 1992. Mr. Lewis served as a director and as President and Chief Executive Officer of Euramax International, Inc. (the predecessor of OmniMax International, LLC), a building products manufacturer, from February 2008 through November 2013. Mr. Lewis also served Euramax International, Inc. in the roles of Chief Operating Officer, Executive Vice President, and Group Vice President as well as President of its largest subsidiary.
Prior to being appointed Group Vice President, Mr. Lewis served as President of Amerimax Building Products, Inc. Prior to 1992, Mr. Lewis served as Corporate Counsel with Alumax Inc. and practiced law with Alston & Bird LLP, specializing in mergers and acquisitions. Mr. Lewis is currently a director and the Audit Chair of GMS Inc. (NYSE: GMS) and a director of Meteor Education, a portfolio company of Bain Capital. Mr. Lewis received a Bachelor of Arts degree in Economics from Emory University, and a Juris Doctor degree from the University of Michigan.
Mr. Lewis’ position as our former Chief Executive Officer, financial expertise, management advisory expertise, and industry experience qualify him to serve on, and be a valuable member of, our Board.
Shyam K. Reddy, 49, became President and Chief Executive Officer and was appointed to the Board effective March 2023. Prior to becoming President and Chief Executive Officer and a Director, he served as Senior Vice President, Chief Legal and Sustainability Officer and Corporate Secretary from March 2022 to March 2023. Previously, Mr. Reddy served as Senior Vice President, Chief Administrative Officer, and Corporate Secretary of the Company from May 2019 to March 2022 and Senior Vice President and Chief Transformation Officer from April 2018 to May 2019. Mr. Reddy served as Senior Vice President, Chief Administrative Officer, General Counsel, and Corporate Secretary of the Company from May 2017 to April 2018, and as Senior Vice President, General Counsel and Corporate Secretary of the Company from June 2015 until May 2017. Prior to joining BlueLinx, he served as Senior Vice President, Chief Administrative Officer, General Counsel, and Corporate Secretary of Euramax International, Inc. (the predecessor of OmniMax International, LLC), from March 2013 to March 2015. Before joining Euramax International, Inc., Mr. Reddy was the Regional Administrator of the Southeast Sunbelt Region of the U.S. General Services Administration from March 2010 to March 2013. Mr. Reddy practiced corporate law as a partner in the Atlanta office of Kilpatrick, Townsend & Stockton LLP from January 2009 to March 2010. Mr. Reddy received a Bachelor of Arts degree in Political Science, a Master of Public Health degree from Emory University, and a Juris Doctor degree from the University of Georgia.
Mr. Reddy’s positions as our President and Chief Executive Officer and his previous business and industry experience qualify him to serve on, and be a valuable member of, our Board.
J. David Smith, 75, has served as a member of our Board since May 2017. Mr. Smith served as Chief Executive Officer and President of Euramax International, Inc. (the predecessor of OmniMax International, LLC), beginning in 1996, and served as the Chairman of its board of directors beginning in 2002, until his retirement in 2008. Before joining Euramax, Mr. Smith served as President of Alumax Fabricated Products, Inc. and as an officer of Alumax, Inc. from 1988 to 1996. He began his career serving in numerous senior management roles at Howmet Building Products, Inc. He has also served as a member of the board of directors of GMS Inc. (NYSE: GMS) since 2014. Mr. Smith served as a member of the boards of directors of Commercial Metals Company from 2004 until January 2023, and Henry Company from 2017 until 2022. Mr. Smith also served as Chairman of the board of directors of Select Interior Concepts, Inc. from February 2019 until March 2020. Mr. Smith also served as Chairman of the board of directors of both Siamons International, Inc. until 2018, and Nortek, Inc. until 2016, where he also served as interim Chief Executive Officer in 2011. He also previously served as a director of Diversitech, Inc., Houghton International Inc., and Air Distribution Technologies, Inc. Mr. Smith has extensive operating and management experience in private and public international metals and building products companies. Mr. Smith received a Bachelor of Arts degree in Political Science from Gettysburg College.
Mr. Smith’s financial expertise, management advisory expertise, and experience as an officer of public companies qualify him to serve on, and be a valuable member of, our Board.

Carol B. Yancey, 60, has served as a member of our Board since February 2021. Ms. Yancey served as Executive Vice President and Chief Financial Officer of Genuine Parts Company (NYSE: GPC), a Fortune 200 global distributor of automotive and industrial parts, from March 2013 until her retirement in May 2022. She also held the title of Corporate Secretary from 1995 to 2015. From 1991 to 2013, Ms. Yancey served in various leadership and management positions at Genuine Parts, including Senior Vice President of Finance, Vice President, Assistant Corporate Secretary, Director of Shareholder Relations, and Director of Investor Relations. Prior to joining Genuine Parts, she spent six years in public accounting. She is currently a director of Oxford Industries, Inc. (NYSE: OXM). She earned a Bachelor of Business Administration in Accounting from the University of Georgia and is a Certified Public Accountant.
Ms. Yancey’s financial expertise, which includes experience as a former chief financial officer of a public company, experience as a CPA, and experience in the oversight of financial reporting and internal controls, and her experience in the distribution industry, qualify her to serve on, and be a valuable member of, our Board.
Marietta Edmunds Zakas, 65, has served as a member of our Board since August 2022. Ms. Zakas currently serves as President and Chief Executive Officer of Mueller Water Products (NYSE: MWA), a leading manufacturer of products and services used in the transmission, distribution, and measurement of water in North America, and has served as a member of their board of directors since August 2023. Ms. Zakas previously served as Executive Vice President and Chief Financial Officer from 2018 to 2023. Prior to that, Ms. Zakas directed Mueller Water Products’ strategic planning, corporate development, investor relations and corporate communications activities since joining Mueller Water Products in 2006. Prior to that, Ms. Zakas spent five years with Russell Corporation, a leading athletic apparel, footwear, and equipment company, where she held a variety of positions culminating in her role as Corporate Vice President, Chief of Staff, Business Development and Treasurer. From 1993 to 2000, Ms. Zakas served as Corporate Vice President, Director of Investor Relations and Corporate Secretary for Equifax, Inc. (NYSE: EFX), a global analytics and technology company. Ms. Zakas began her career as an investment Banker at Morgan Stanley. Ms. Zakas served from March 2011 to March 2022 as a non-executive Director at Atlantic Capital Bank and Atlantic Capital Bancshares, including serving as the Audit Committee Chair.
Ms. Zakas earned a Bachelor of Arts degree with honors from Randolph Macon Woman’s College (now known as Randolph College), a Master of Business Administration degree from the University of Virginia Darden School of Business, and a Juris Doctor from the University of Virginia School of Law.
Ms. Zakas’ financial expertise, experience in the oversight of financial reporting and internal controls, experience as a current chief executive officer and as a former chief financial officer of a public company, and executive leadership experience qualify her to serve on, and be a valuable member of, our Board.

PROPOSAL 2:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board has selected Ernst & Young LLP (“EY”) to serve as our independent registered public accounting firm for fiscal year 2024. EY has served as our independent registered public accounting firm since June 2021 and audited our consolidated financial statements for fiscal 2022 and fiscal 2023. Previously, EY served as the Company’s independent auditor from the Company’s inception on March 8, 2004 through its fiscal year ended January 3, 2015.
While stockholder ratification of the selection of EY as our independent registered public accounting firm is not required by our bylaws or otherwise, our Board is submitting the selection to our stockholders for ratification. If our stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the fiscal year if it determines that such a change would be in our best interests and that of our stockholders. EY has advised us that it has no direct, nor any material indirect, financial interest in us or any of our subsidiaries.
We expect that representatives of EY will be present at the Annual Meeting to respond to appropriate questions from our stockholders.
Our Board recommends a vote FOR the ratification of EY as our independent registered public accounting firm for fiscal year 2024.
The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote is required to ratify the appointment of EY as our independent registered public accounting firm for fiscal 2024. As a result, abstentions will have the effect of a vote “against” the proposal; however, broker non-votes will have no effect on this proposal. If our stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain EY as our independent registered public accounting firm for fiscal 2024.
Fees Paid to Independent Registered Public Accounting Firm
The following table presents the fees, including out-of-pocket expenses, billed by EY for professional services for fiscal 2023 and 2022:
	2023	2022
Audit Fees(1)	$1,373,582	$1,192,496
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	$180,000	$128,101
Total	$1,553,582	$1,320,597

(1)
For fiscal 2023 and fiscal 2022, amounts paid to EY consist of fees and expenses related to audits of our consolidated financial statements, reviews of interim financial statements, and certain disclosure in various filings with the Securities and Exchange Commission. Audit fees also included fees related to the audit of internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)
There were no Audit-Related Fees for fiscal 2023 and fiscal 2022.

(3)
There were no Tax Fees for fiscal 2023 and fiscal 2022.

(4)
All Other Fees for fiscal 2023 and fiscal 2022 consisted of permitted advisory work and cybersecurity assessment.

Pre-Approval of Audit and Non-Audit Services
The charter of the Audit Committee provides that the Audit Committee is responsible for the pre-approval of all audit services and non-audit services to be performed for us by our independent registered public accounting firm. All audit and non-audit work described above was pre-approved by the Audit Committee. The Audit Committee may delegate to one or more of its members the authority to grant such pre-approvals. The decisions of any such member are presented to the full Audit Committee at subsequent scheduled meetings.

PROPOSAL 3:
NON-BINDING, ADVISORY VOTE TO APPROVE THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we seek a non-binding, advisory vote from our stockholders to approve the compensation of our executive officers as described under the heading “Compensation Discussion and Analysis” and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement. This proposal, commonly known as a say-on-pay proposal, gives our stockholders the opportunity to express their views on our executive compensation. Because your vote is advisory, it will not be binding on the Board. However, the Human Capital and Compensation Committee can consider the outcome of the vote when making future executive compensation decisions. At our 2023 annual meeting of stockholders, our stockholders voted, and our Board subsequently determined, to hold a stockholder advisory vote to approve the compensation of the Company’s named executive officers annually. In addition, at our 2023 Annual Meeting of stockholders, our stockholders approved our say-on-pay proposal, with over 96% of the votes cast (including abstentions) approving the 2022 executive compensation described in our 2023 proxy statement. Based on this strong support from our stockholders, we believe our compensation programs are effectively designed and continue to be aligned with the interests of our stockholders.
As discussed below in the “Compensation Discussion and Analysis,” our primary goal is to establish a compensation program that serves the long-term interests of the Company and our stockholders by aligning management’s interests with that of our stockholders through equity ownership and by promoting the attainment of our key goals. In addition, our compensation program is designed to attract and retain top quality executives with the qualifications necessary for the long-term financial success of the Company. Key elements of our compensation philosophy include:
•
Compensation decisions are driven by a pay-for-performance philosophy, which takes into account both performance by the Company and the individual’s impact on that performance;

•
Performance is measured against pre-established goals, which we believe enhances our executives’ performance;

•
A significant portion of compensation should be variable based on performance; and

•
Total compensation opportunity should be comparable with compensation programs of companies with which we compete for executive talent.

The Human Capital and Compensation Committee periodically reviews and revises our executive compensation programs to assess their appropriateness relative to market practices for similar positions in our industry using data obtained from consultation with Meridian Compensation Partners, LLC (“Meridian”), informal market surveys, various trade group publications, and other publicly available information.
Our Board recommends a vote FOR the following non-binding, advisory resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.”
Adoption of the resolution approving, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the “Compensation Discussion and Analysis” compensation tables, and narrative discussion of this proxy statement, requires the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote. As a result, abstentions will have the effect of a vote “against” the proposal; however, broker non-votes will have no effect on this proposal.

MORE INFORMATION ABOUT THE BOARD OF DIRECTORS
Meetings
Our Board met nine times during fiscal 2023. Each director attended at least 75% of the Board and committee meetings that such director was entitled to attend during fiscal 2023. While we do not have a formal attendance policy, all of our directors are expected to attend the Annual Meeting and all directors standing for election at the 2023 Annual Meeting of Stockholders attended the 2023 Annual Meeting of Stockholders.
Independence
Our Board has reviewed the independence of each of its current members and each of its nine nominees for election at the Annual Meeting, based on the criteria for independence set forth under applicable securities laws, including the Exchange Act, applicable rules and regulations of the SEC, and applicable rules and regulations of the NYSE. The NYSE Listed Company Manual and corresponding listing standards provide that, to be independent, the Board must determine that a director has no material relationship with the Company other than as a director. The Board has reviewed the relationships between each Board member and each nominee and the Company. The Board has determined that all our directors meet the independence standards promulgated under the listing standards of the NYSE, except for Mr. Reddy, as he is the Company’s President and Chief Executive Officer and Mr. Lewis, as he is the Company’s former President and Chief Executive Officer until June 7, 2021, and remained in a non-executive advisory role with the Company through December 31, 2021. The Board currently is comprised of a majority of independent directors and will continue to be comprised of a majority of independent directors if the nine people nominated by the Board for election as directors are elected.
Board Structure and Risk Oversight
We have separate persons serving as Chairman of the Board of Directors and as Chief Executive Officer of the Company’s executive management. Kim S. Fennebresque, a non-employee independent director, serves as our Non-Executive Chairman of the Board. Shyam K. Reddy is our President and Chief Executive Officer. The Chairman of the Board provides general oversight and high-level strategic planning for the Company while the Chief Executive Officer sets the strategy and manages the business of the organization with a focus on daily operations as they relate to the Company’s long-term strategy. The Chairman of the Board’s duties generally include chairing Board meetings, serving as the chairperson for all executive sessions of the non-management directors and communicating to the Chief Executive Officer the results of non-management executive Board sessions. The Chairman is elected annually by the Board immediately following the Annual Meeting. We believe this structure is appropriate for the Company at this time as it keeps Board leadership separate from operational management.
Our Board monitors our exposure to a variety of risks. Risks may be addressed from time to time by the full Board or by one or more of our Board committees. Senior management is responsible for identifying and managing material risks faced by the Company and periodically reports on such risks to the full Board or to the appropriate committee. Our Audit Committee Charter gives the Audit Committee responsibilities and duties that include discussing with management, the internal audit department, and the independent auditors our major financial, cybersecurity threat risk, and other enterprise risk exposures and the steps management has taken or will take to monitor, control, and minimize such exposures. Liquidity risk, credit risk, and risks associated with our debt facilities and cash management are handled primarily by our finance and accounting departments, which provide regular reports to our Audit Committee. The Human Capital and Compensation Committee is responsible for reviewing whether our human capital and compensation programs encourage excessive risk taking by senior executive management. The Nominating and Governance Committee is responsible for monitoring the risk of fraud and other misconduct by reviewing related-party transactions and waivers to our Code of Ethical Conduct. The Company will waive application of the policies set forth in this Code only where there exist specific circumstances warranting the grant of a waiver. Waivers of this Code for directors and executive officers may be made only by the whole Board of Directors or the Audit Committee of the Board and must be promptly disclosed as required by law or regulation. General business and operational risks are handled primarily by senior executive management and discussed during regular Board meetings as necessary. The Company also has established an enterprise risk committee, comprised of functional area leaders within the Company, which assists the internal audit group with identifying, monitoring, and addressing the Company’s risks.
Committees of the Board of Directors
Our business and affairs are strategically directed and overseen by our Board. To assist it in carrying out its responsibilities, our Board has established an Audit Committee, a Human Capital and Compensation Committee and a Nominating and Governance Committee. The charter for each of these committees, as currently in effect, may be found on our website free of charge at www.BlueLinxCo.com, under Investors, Governance, then Governance Documents. Additionally, any committee charter is available in print to any stockholder who requests it by writing to BlueLinx Holdings Inc., Attn: General Counsel & Corporate Secretary, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067. The Board had previously established a Strategy and Innovation Committee, which was disbanded during fiscal 2023. Each of these committees has the right to retain its own legal counsel and other advisors.
The Audit Committee
Our Board established a standing Audit Committee to assist our Board in fulfilling its responsibilities to oversee our financial reporting process, including monitoring the integrity of our financial statements, the performance of our internal and external independent auditors, and cybersecurity oversight. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm. The Audit Committee met eight times in fiscal 2023.
The Audit Committee currently consists of Ms. Yancey (Chair), Mr. DiNapoli and Ms. Zakas. Based on its review, the Board has determined that the directors serving on the Audit Committee have no material relationship with us or are involved in any other matter of any kind that would impair their independence and, therefore, satisfy the requirements to be considered independent under the rules of the SEC and the listing standards of the NYSE applicable to audit committee membership, and each meets the NYSE’s financial literacy requirements. Our Board has determined that Ms. Yancey and Ms. Zakas each qualify as an “audit committee financial expert,” as such term is defined under the applicable rules of the SEC.
The Audit Committee operates pursuant to a written charter. Under the terms of its written charter, the Audit Committee may delegate certain of its duties and responsibilities to a subcommittee consisting of one or more members of the Audit Committee.
The Audit Committee has adopted a procedure to be notified of allegations related to any fraudulent accounting issues through a toll-free telephone number as set forth in our Code of Ethical Conduct. See “Corporate Governance Guidelines and Code of Ethical Conduct” below.
The Human Capital and Compensation Committee
The purpose of the Human Capital and Compensation Committee is to assist our Board in fulfilling its oversight responsibilities relating to the Company’s human capital management and strategy as well as its compensation and employment benefit plans, policies, and programs. The Human Capital and Compensation Committee establishes, among other things, the compensation of our executive officers. The Human Capital and Compensation Committee also administers our equity incentive programs and establishes the terms of our grants under these plans. The Human Capital and Compensation Committee currently consists of Messrs. Smith (Chair), Fennebresque, and Haas. Based on its review, the Board has determined that the directors serving on the Human Capital and Compensation Committee have no material relationship with us or are involved in any other matter of any kind that would impair their independence and, therefore, satisfy the requirements to be considered independent under the listing standards of the NYSE applicable to compensation committee membership. The Human Capital and Compensation Committee met nine times during fiscal 2023. The Human Capital and Compensation Committee has continued to engage Meridian as its independent compensation consultant to serve as an advisor to the Committee on executive and director compensation issues and to provide recommendations as to executive and director compensation levels. The Committee has evaluated Meridian’s independence as its compensation consultant by considering each of the independence factors adopted by the NYSE and the SEC. Based on such evaluation, the Committee determined that there are no conflicts of interest that would compromise Meridian’s independence, as defined.
The Human Capital and Compensation Committee operates pursuant to a written charter. Under the terms of its written charter, the Human Capital and Compensation Committee may delegate certain of its duties and responsibilities to a subcommittee consisting of one or more members of the Human Capital and Compensation Committee, or to executive officers of the Company in compliance with applicable law and stock exchange requirements.
For more information on the role of the Human Capital and Compensation Committee and its processes and procedures for considering and determining executive officer compensation, see “Compensation Discussion and Analysis” in this proxy statement.
The Nominating and Governance Committee
The purpose of the Nominating and Governance Committee is to assist our Board in fulfilling its oversight responsibilities relating to our director nominations process, as well as developing and maintaining our corporate governance policies. The Nominating and Governance Committee has the authority, among other things, to (1) oversee the composition of the Board and its committees; (2) develop and maintain the Company’s corporate governance policies and related matters, including evaluating any waivers to the Company’s Code of Ethical Conduct; (3) establish and oversee a process for the annual evaluation of the Board and each committee; (4) review, approve and monitor all related-party transactions or relationships involving a Board member or officer of the Company; (5) review requests by directors and executive management to serve on outside board of directors of other for-profit companies; (6) identify and communicate to the Board relevant current and emerging corporate and governance trends, issues, and practices, and oversee the continuing education program for directors and the orientation program for new directors; (7) make recommendations regarding director compensation and stock ownership guidelines for both executives and directors; and (8) oversee the Company’s corporate responsibility programs relating to Environment, Social, and Governance matters. The Nominating and Governance Committee operates pursuant to a written charter.
The Nominating and Governance Committee currently consists of Mr. DiNapoli (chair), Ms. Zakas and Mr. Dhanda. The Nominating and Governance Committee met four times during fiscal 2023. As discussed above, our Board has determined that Mr. DiNapoli, Ms. Zakas, and Mr. Dhanda are each independent.
Based on its review, the Board has determined that the directors serving on the Nominating and Governance Committee have no material relationship with us or are involved in any other matter of any kind that would impair their independence and, therefore, satisfy the requirements to be considered independent under the listing standards of the NYSE applicable to compensation committee membership.
The Strategy and Innovation Committee
The Strategy and Innovation Committee was disbanded during fiscal 2023.
Director Nomination Process
Our Nominating and Governance Committee is responsible for identifying and evaluating director candidates from time to time. We believe that identifying and nominating highly skilled and experienced director candidates is critical to our future and to the stewardship of stockholders’ investments in the Company. Our Nominating and Governance Committee encourages all directors, independent or otherwise, to identify potential director nominees. To the extent we receive any such nominations or recommendations, they will be considered at such time based on such factors as the Nominating and Governance Committee considers relevant.
During the evaluation process, our Nominating and Governance Committee seeks to identify director candidates with the highest personal and professional ethics, integrity, and values. As part of this evaluation process, in considering the needs of our Board, our Nominating and Governance Committee considers the current composition of the Board and seeks diversity on the Board. Currently, 22% of the Board is female and 22% of the Board is racially or ethnically diverse and will remain the same if all of the Board’s nominees are elected at the Annual Meeting. The Nominating and Governance Committee also seeks to identify candidates with meaningful experience in business, sales, and other matters relevant to a company such as ours. In addition, the Nominating and Governance Committee considers factors that it deems appropriate when selecting director nominees, including, without limitation, independence, education, prominence in their profession, accounting and financial expertise, technology expertise, civic and community relationships, industry knowledge and experience, concern for the interests of our stockholders, an understanding of our business and operations, and industry knowledge and expertise. Additionally, our Nominating and Governance Committee requires that director nominees have sufficient time to devote to our business and affairs.
Stockholders may also recommend director candidates for consideration by the Nominating and Governance Committee by submitting the individual’s name, qualifications, and the other information set forth in our bylaws applicable to director nominees by stockholders to our Corporate Secretary. See “Communications with the Board of Directors” below. The Nominating and Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Stockholders and other interested parties who wish to send communications, including recommendations for director nominees, to our Board or any individual director may do so by writing to the Board of Directors, in care of our General Counsel & Corporate Secretary, at our principal executive offices, BlueLinx Holdings Inc., Attn: General Counsel & Corporate Secretary, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067. Your letter should indicate whether you are a stockholder. Depending on the subject matter, our Corporate Secretary will, as appropriate:
•
Forward the communication to the director to whom it is addressed, or in the case of communications addressed to the Board of Directors generally, to the Chairman;

•
Attempt to handle the inquiry directly where it is a request for information about us; or

•
Not forward the communication if it is primarily commercial in nature, or if it relates to an improper topic.

Communications from interested parties that are complaints or concerns relating to financial and accounting methods, internal accounting controls, or auditing matters should be sent to the Chair of the Audit Committee, following the procedures set forth above. Director nominations will be reviewed for compliance with the requirements identified under “Submission of Stockholder Proposals” in this proxy statement, and if they meet such requirements, will be promptly forwarded to the Chair of the Nominating and Governance Committee. All communications will be summarized for our Board on a periodic basis and each letter will be made available to any director upon request.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table sets forth, as of March 22, 2024, (the “Record Date”) (unless otherwise indicated in the footnotes), certain information with respect to our common stock owned beneficially by (1) each director, (2) each person named in the Summary Compensation Table in this proxy statement, (3) all current executive officers and directors as a group, and (4) each person known by us to be a beneficial owner of more than 5% of our outstanding common stock.
Unless otherwise noted, each of the persons listed has sole investment and voting power with respect to the shares of common stock included in the table. In addition, unless otherwise noted, the address for each beneficial owner is the Company’s corporate headquarters located at 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067.
Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act. Pursuant to the rules of the SEC, shares of our common stock that a person has a right to acquire beneficial ownership of within 60 days are deemed to be outstanding for the purpose of computing percentage ownership of such owner; hence, restricted stock units that vest within 60 days of the Record Date (and would settle within 30 days of vesting or retirement from the Board as the case may be) are included, as described below. The percentage ownership calculations are based on 8,661,738 shares of our common stock outstanding on the Record Date.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
More than 5% Owners
BlackRock, Inc.(1)	936,918	10.82%
Voss Value Master Fund, L.P.(2)	645,100	7.45%
Dimensional Fund Advisors LP(3)	554,458	6.40%
The Vanguard Group(4)	496,056	5.73%
Tontine Asset Associates, LLC(5)	485,162	5.60%
Punch & Associates Investment Management, Inc.(6)	438,760	5.07%
Non-Employee Directors
Kim S. Fennebresque(7)	109,848	1.27%
Anuj Dhanda(8)	1,561	*
Dominic DiNapoli(9)	56,688	*
Keith A. Haas(10)	2,551	*
Mitchell B. Lewis(11)	33,476	*
J. David Smith(12)	45,011	*
Carol B. Yancey(13)	6,103	*
Marietta Edmunds Zakas(14)	2,551	*
Named Executive Officers
Shyam K. Reddy	34,892	*
Andrew Wamser	0	*
Tricia Kinney	0	*
All current executive officers and directors as a group (11 persons)	292,681	3.38%
Dwight Gibson(15)	57,779	*
Kelly C. Janzen(16)	59,992	*
Kevin A. Henry(17)	2,329	*

*
Less than one percent

(1)
Based solely on a Schedule 13G/A filed with the SEC on January 23, 2024, by BlackRock, Inc. (“BlackRock”) in which it reported that as of December 31, 2023, it had sole voting power over 936,918 of these shares and sole dispositive power over 936,918 shares. The address for BlackRock is 55 East 52nd Street, New York, New York 10055.

(2)
Based solely on a Schedule 13G/A filed with the SEC on February 13, 2024, by Voss Value Master Fund, L.P. (“Voss Value Master Fund”), Voss Value-Oriented Special Situations Fund, L.P. (“Voss Value-Oriented Special Situations Fund”), Voss Advisors GP, LLC (“Voss GP”), Voss Capital, LLC (“Voss Capital”) and Travis W. Cocke (“Mr. Cocke”) which reported that as of the close of business on December 31, 2023: Voss Value Master Fund had sole voting power and sole dispositive power over 250,000 shares; Voss Value-Oriented Special Situations Fund had sole voting power and sole dispositive power over 35,000 shares; Voss GP, as the general partner of each of Voss Value Master Fund and Voss Value-Oriented Special Situations Fund, had sole voting power and sole dispositive power over (i) 597,500 shares beneficially owned by Voss Value Master Fund and (ii) 47,600 shares beneficially owned by Voss Value- Oriented Special Situations Fund; Voss Capital, as the investment manager of Voss Value Master Fund, Voss Value-Oriented Special Situations Fund and certain accounts managed by Voss Capital (the “Voss Managed Accounts”), and Mr. Cocke, as the managing member of each of Voss Capital and Voss GP, each had sole voting power and sole dispositive power over 597,500 and shared voting power and shared dispositive power over 47,600 shares. The address for each of Voss Value Master Fund, Voss Value-Oriented Special Situations Fund, Voss GP, and Mr. Cocke is 773 Richmond, Suite 500, Houston Texas 77046.

(3)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2024, by Dimensional Fund Partners LP which it reported that as of December 31, 2023, it had sole voting power over 544,160 of these shares and sole dispositive power over 554,458 shares. The address for Dimensional Fund Partners LP is 6300 Bee Cave Road, Building One, Austin, TX 78746.

(4)
Based solely on a Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group in which it reported that as of December 31, 2023, it had shared voting power over 17,687 shares, sole dispositive power over 469,736 shares and shared dispositive power over 26,230 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5)
Based solely on a Schedule 13G/A filed with the SEC on February 13, 2023, by Tontine Capital Overseas Master Fund II, L.P. (“TCOM II”), a limited partnership organized under the laws of the State of Delaware, with respect to the 415,206 shares of Common Stock directly owned by TCOM II; (ii) Tontine Asset Associates, LLC, a limited liability company organized under the laws of the State of Delaware (“TAA”), which serves as general partner of TCOM II, with respect to the shares of Common Stock directly owned by TCOM II; and (iii) Jeffrey L. Gendell, a United States citizen (“Mr. Gendell”), who serves as the Managing Member of TAA, with respect to the shares of Common Stock owned directly by TCOM II, and with respect to 69,956 shares of Common Stock directly owned by Tontine Financial Partners, L.P., a limited partnership organized under the laws of the State of Delaware (“TFP”). Mr. Gendell serves as the Managing Member of Tontine Management, L.L.C., a limited liability company organized under the laws of the State of Delaware (“TM”), which serves as general partner of TFP. The address for each of TCOM II, TAA, TFP and Mr. Gendell is 1 Sound Shore Drive, Suite 304, Greenwich, CT 06830-7251.

(6)
Based solely on a Schedule 13G/A filed with the SEC on January 18, 2024, by Punch & Associates Investment Management, Inc. (the “Punch Investor”). The address of the business office of the Punch Investor is 7701 France Ave. So., Suite 300, Edina, MN 55435.

(7)
Mr. Fennebresque’s shares include 102,318 restricted stock units held indirectly through a grantor trust, which are vested and will settle within 30 days of the earlier of his retirement from the Board or ten years from the date of grant, and 2,601 restricted stock units that will vest on May 18, 2024, and settle within 30 days thereafter, and 4,929 shares held directly.

(8)
Mr. Dhanda’s shares include 1,561 restricted stock units that will vest on May 18, 2024, and settle within 30 days thereafter.

(9)
Mr. DiNapoli’s shares include 51,585 restricted stock units held indirectly through a family trust, which are vested and will settle within 30 days of the earlier of his retirement from the Board or ten years from the date of grant, and 1,561 restricted stock units that will vest on May 18, 2024, and settle within 30 days thereafter, and 3,542 shares held directly.

(10)
Mr. Haas’s shares include 1,561 are restricted stock units that will vest on May 18, 2024, and settle within 30 days thereafter, and 990 shares held directly.

(11)
Mr. Lewis’ shares include 33,476 shares held directly and 1,561 restricted stock units that will vest on May 18, 2024, and settle within 30 days thereafter.

(12)
Mr. Smith’s shares include 31,908 restricted stock units that are vested and will settle within 30 days of the earlier of his retirement from the Board or ten years from the date of grant, 1,561 restricted stock units which will vest on May 18, 2024, and settle within 30 days thereafter, and 11,542 shares held directly.

(13)
Ms. Yancey’s shares include 1,561 restricted stock units that will vest on May 18, 2024, and settle within 30 days thereafter, and 4,542 shares held directly

(14)
Ms. Zakas’ shares include 1,561 are restricted stock units that will vest on May 18, 2024, and settle within 30 days thereafter, and 990 shares held directly.

(15)
Mr. Gibson resigned as President and Chief Executive Officer effective March 21, 2023. Number of shares beneficially owned reflects Mr. Gibson’s most recent Form 4 filed by the Company dated March 31, 2023.

(16)
Ms. Janzen was Senior Vice President, Chief Financial Officer, and Treasurer through August 4, 2023, and remained employed by the Company until August 31, 2023. Number of shares beneficially owned reflects Ms. Janzen’s most recent Form 4 filed by the Company dated July 3, 2023.

(17)
Mr. Henry resigned as Chief People Officer effective June 2, 2023. Number of shares beneficially owned reflects Mr. Henry’s most recent Form 4 filed by the Company dated March 14, 2023.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following are the executive officers of the Company as of March 22, 2024.
Name	Age	Position
Shyam K. Reddy	49	President and Chief Executive Officer
Andrew Wamser	50	Senior Vice President and Chief Financial Officer
Tricia Kinney	52	General Counsel and Corporate Secretary
In addition to our President and Chief Executive Officer, Mr. Reddy, whose information can be found under Proposal 1: Election of Directors, set forth below is information about each of our other executive officers as of March 22, 2024.
Andrew Wamser, Senior Vice President, and Chief Financial Officer
Andrew Wamser has served as Senior Vice President and Chief Financial Officer since July 2023. Prior to joining BlueLinx, Mr. Wamser served as Executive Vice President and Chief Financial Officer of Mativ Holdings (NYSE: MATV), a global specialty materials company, where he was responsible for financial planning and analysis, tax, treasury, accounting, investor relations, strategy / M&A, and procurement. Prior to that, Mr. Wamser served as Vice President, Finance, Treasurer and Investor Relations, at AutoNation (NYSE: AN). Earlier in his career, Mr. Wamser held investment banking roles at Barclays Capital and at UBS, where he was a Managing Director that supported clients in the Global Industrials Group.
Mr. Wamser has a Master of Business Administration from Washington University in St. Louis and Bachelor of Arts from Miami University (Ohio).
Tricia Kinney, General Counsel and Corporate Secretary
Tricia Kinney has served as General Counsel and Corporate Secretary since July 2023. Prior to joining BlueLinx, Ms. Kinney served as Chief Legal and Compliance Officer at ServiceMaster Brands, a leading provider of restoration, cleaning, moving, and biohazardous remediation services in residential and commercial markets. In this role, Ms. Kinney was responsible for all legal and compliance strategy and support for the enterprise globally. Prior to joining ServiceMaster Brands, Ms. Kinney spent 12 years at Kimberly-Clark Corporation (NYSE: KMB), serving in various senior-level roles, including as Vice President & Deputy General Counsel, Kimberly-Clark Professional® & Global Supply Chain. Earlier in her career, Ms. Kinney was a litigation partner at Powell Goldstein LLP (now Bryan Cave Leighton Paisner).
Ms. Kinney earned her Juris Doctor from Vanderbilt University Law School and her Bachelor of Arts from Boston College.

COMPENSATION DISCUSSION AND ANALYSIS
The Human Capital and Compensation Committee of our Board, referred to in this discussion as the “Committee,” is responsible for reviewing, establishing, and approving the compensation of our named executive officers. The Committee is comprised solely of directors that our Board has determined to be independent under applicable SEC and NYSE listing standards.
Our named executive officers, and their titles during fiscal 2023, were:
•
Shyam K. Reddy, President and Chief Executive Officer, effective March 21, 2023;

•
Andrew Wamser, Chief Financial Officer, effective July 17, 2023;

•
Tricia Kinney, General Counsel and Corporate Secretary, effective July 31, 2023;

•
Dwight Gibson, President and Chief Executive Officer (departed March 20, 2023);

•
Kelly C. Janzen, Senior Vice President, Chief Financial Officer, and Treasurer (departed August 31, 2023); and

•
Kevin A. Henry, Chief People Officer (departed June 2, 2023).

Effective March 20, 2023, Mr. Gibson departed from his role as President and Chief Executive Officer of the Company, and Mr. Reddy was appointed by the Board to succeed Mr. Gibson as the Company’s President and Chief Executive Officer.
Ms. Janzen was Senior Vice President, Chief Financial Officer and Treasurer through August 4, 2023, and remained employed by the Company until August 31, 2023. Mr. Wamser was appointed Interim Senior Vice President and Chief Financial Officer effective July 17, 2023, and Senior Vice President and Chief Financial Officer effective August 4, 2023.
Ms. Kinney was appointed General Counsel and Corporate Secretary effective July 31, 2023.
Mr. Henry departed as Chief People Officer effective June 2, 2023.
The following discussion and analysis, which was reviewed and approved by the Committee, describes the material elements of our executive compensation programs for our named executive officers. This discussion also provides an overview of our executive compensation objectives and results for fiscal 2023 for our named executive officers.
Compensation Policies and Objectives
Our primary goal is to establish a compensation program that serves the long-term interests of the Company and our stockholders by aligning management’s interests with those of our stockholders through equity ownership and by promoting the attainment of our key goals. In addition, our compensation program is designed to reward executives for their contributions to our short-term and long-term results. Our executive compensation program is based on the following principles:
•
Compensation decisions are driven by a pay-for-performance philosophy, which takes into account performance by both the Company and the individual’s impact on that performance;

•
Performance is measured against pre-established goals, which we believe enhance our executives’ performance;

•
A significant portion of compensation should be variable based on performance; and

•
Total compensation opportunity should be comparable with compensation programs of companies with which we compete for executive talent.

Our 2023 compensation program continued to support the Company’s strategy and emphasize our pay-for-performance philosophy and is designed to incentivize profitable sales and effective use of working capital.
The Committee periodically reviews our executive compensation programs to assess their appropriateness relative to market practices for similar executive positions in our industry. The Committee’s reviews are based on data obtained from consultation with independent compensation consultant Meridian Compensation Partners, LLC (“Meridian”), informal market surveys, various trade group publications, and other publicly available information, and the Committee makes revisions to our programs based on those reviews, where appropriate.
At our 2023 Annual Meeting of Stockholders, our stockholders expressed their continued support of our executive compensation programs by approving the non-binding, advisory vote on our executive compensation. More than 96% of votes cast (including abstentions) supported our executive compensation policies and practices. During 2023, we reviewed our executive compensation programs in conjunction with business results and stockholder support of our executive compensation program. Following that review, we concluded that our executive compensation programs continue to be designed to support the Company and business strategies in concert with our compensation philosophy described above.
Elements of Compensation
During fiscal 2023, compensation for our named executive officers consisted of the following components:
•
Base salary;

•
Annual performance-based cash awards under our Amended and Restated Short-Term Incentive Plan (“STIP”);

•
Long-term equity incentive compensation under our Long-Term Equity Incentive Plan (“LTIP”); and

•
Other perquisite and benefit programs.

The compensation structure for each of our named executive officers is consistent with his or her employment agreement or offer letter, as applicable. The appropriate mix and amount of compensation for each named executive officer varies based on the level of the executive’s responsibilities, as determined by the Committee. The Committee may increase any component of compensation provided by an employment agreement to any of our named executive officers and the Committee reviews and adjusts base salaries and awards of cash bonuses and equity-based compensation on at least an annual basis. There is no established policy or formula for allocating any individual’s total compensation between cash and non-cash, or between short-term and long-term incentives. This approach is designed to provide the Company with flexibility to respond to marketplace and individual factors in attracting and retaining executive talent and encouraging performance, consistent with each executive’s employment agreement or offer letter, as applicable.
Our Chief Executive Officer presents recommendations and proposals on compensation, which are developed in consultation with other Company representatives, to the Committee, including recommended base salaries, recommended structure, target levels, and payout levels for the STIP, and recommended equity awards to executive officers under the LTIP, and management’s rationale for its recommendations. The Committee considers these recommendations before determining compensation.
Base Salary
Base salaries represent a fixed portion of named executive officer compensation and vary by job responsibility. We provide a base salary because it is standard in the marketplace and provides a stable component of compensation to encourage retention. Base salaries for named executive officers are generally reviewed and approved annually by the Committee. Additionally, periodic salary adjustments are considered by the Committee upon a promotion, change in job responsibility, or when otherwise deemed appropriate for equitable or other reasons. The Chief Executive Officer’s base salary was initially established in his employment agreement, and the Committee consults with the Chief Executive Officer regarding the salaries of the other named executive officers. The Committee primarily considers the recommendations of the Chief Executive Officer, market data, a general review of the executive’s compensation (individually and relative to the other executives), and the individual performance of the executive when setting each named executive officer’s base.

The following table sets forth the base salaries earned by our named executive officers for fiscal 2023.
Officer	Base Salary ($)
Shyam K. Reddy(1)	725,760
Andrew Wamser(2)	254,329
Tricia Kinney(3)	155,491
Dwight Gibson(4)	218,341
Kelly C. Janzen(5)	383,048
Kevin A. Henry(6)	259,649

(1)
Represents the pro rata portion of Mr. Reddy’s base salary of $525,000 per year as Senior Vice President, Chief Legal and Sustainability Officer and Corporate Secretary through March 20, 2023 and $775,000 per year as President and Chief Executive Officer effective March 21, 2023.

(2)
Represents the pro rata portion of Mr. Wamser’s base salary of $575,000 per year.

(3)
Represents the pro rata portion of Ms. Kinney’s base salary of $385,000 per year.

(4)
Represents the pro rata portion of Mr. Gibson’s base salary of $775,000 per year through March 20, 2023.

(5)
Represents the pro rata portion of Ms. Janzen’s base salary of $550,000 per year through August 31, 2023.

(6)
Represents the pro rata portion of Mr. Henry’s base salary of $530,000 per year through June 2, 2023.

Annual Bonuses
We utilize cash bonuses under the STIP as an incentive to promote achievement of individual and Company performance goals. This component of compensation places more emphasis on our annual financial performance and the potential rewards associated with future performance of the Company and the individual executive. Annual bonuses are determined pursuant to the Company’s STIP and are designed to:
•
Support our strategic business objectives;

•
Promote the attainment of specific financial goals;

•
Reward achievement of specific performance objectives; and

•
Encourage teamwork.

Performance metrics and goals.   The determination of each NEO’s individual annual cash bonus is based on actual performance relative to specific financial performance metrics. For 2023, the Committee selected the following two financial performance metrics: (i) Adjusted EBITDA (weighted 60%) and (ii) Return on Working Capital (weighted 40%). The Committee set the target goals for each financial performance metric in alignment with the Company’s strategic plan. For fiscal 2023, the threshold, target, and maximum goals with respect to each performance metric were as follows:
Performance Metric	Threshold	Target	Maximum
Adjusted EBITDA (in millions)(1)	$151.5M	$178.2M	$356.4M
ROWC(2)	23.0%	28.8%	57.6%

(1)
Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the operating performance of the Company. Adjusted EBITDA, as we define it, is an amount equal to net income (loss) plus interest expense and all interest expense related items, income taxes, depreciation and amortization, and further adjusted for certain non-cash items and other special items, including compensation expense from share based compensation, one-time charges associated with the legal, consulting, and professional fees to our merger and acquisition activities, gains or losses on sales of properties, amortization of deferred gains on real estate, and expenses associated with our restructuring activities, such as severance, in addition to other significant and/or one-time, non-recurring, non-operating items. Adjusted EBITDA is not a presentation made in accordance with GAAP and is not intended to present a superior measure of the financial condition from those determined under GAAP.
(2)
ROWC (return on working capital) is a non-GAAP measure that we calculate as trailing twelve months’ Adjusted EBITDA divided by the sum of the trailing twelve months’ average of accounts receivable plus inventories less accounts payable and any bank overdrafts. ROWC is used by management to evaluate the efficiency and effectiveness of our use of working capital.

NEO Annual Bonus Target.   Each named executive officer may earn between zero percent and 200 percent of his or her annual bonus target, depending on the level of achieved performance. For 2023, the Committee approved the following annual bonus target (expressed as a percentage of base salary) for each NEO based on individual level of responsibility, market practice and internal equity:
Officer	Threshold	Target	Maximum
Shyam K. Reddy	50%	100%	200%
Andrew Wamser	40%	80%	160%
Tricia Kinney	32.5%	65%	130%
Dwight Gibson	50%	100%	200%
Kelly C. Janzen	40%	80%	160%
Kevin A. Henry	40%	80%	160%
At performance levels equaling threshold, each named executive officer will earn 50% of her or his annual bonus target. At target performance levels, each named executive officer will earn 100% of his or her annual bonus target, and at performance levels at or above maximum, each named executive officer will earn 200% of her or his annual bonus target. If threshold performance is not achieved with respect to a performance metric, then no annual bonus amount is paid with respect to that performance metric.
Achieved Performance and Bonus Payout. During fiscal 2023, the Company achieved Adjusted EBITDA and ROWC levels between target and maximum, with an Adjusted EBITDA of $182.8 million and ROWC of 36.1%, which resulted in a cash payout equal to 112% of target bonus. The amount of bonus compensation earned by each of the named executive officers under the Company’s STIP in connection with fiscal 2023 is described under “Compensation of Executive Officers.”
The Committee, at its discretion, may adjust formulaic bonus payouts based on a named executive officer’s individual performance and contribution to the Company during the applicable fiscal year. The Committee did not exercise its discretion to adjust bonus payouts for 2023
Long-Term Equity Incentive Plan
The purpose of our Long-Term Equity Incentive Plan, or LTIP, is to provide incentives to eligible employees to work towards the achievement of our long-term performance goals. A further purpose of the LTIP is to provide a means to attract individuals to become employees of the Company by providing these individuals with stock ownership. We also consider the program a key retention tool. For these reasons, we believe this component of compensation further advances and aligns the interests of the Company and its stockholders. The Committee retains the discretion to set the date on which LTIP awards will be made to executives.
In making decisions regarding long-term equity incentive awards for named executive officers, the Committee re views the comparable equity award data for similar positions in our industry, market data, and data from Meridian, and considers other relevant factors, including the terms of any applicable employment agreement or offer letter.
On June 7, 2023 (or within 30 days of their hire date for Mr. Wamser and Ms. Kinney), our named executive officers received both performance-based and time-based restricted stock unit awards under our LTIP.

Time-based restricted stock units.   The time-based restricted stock unit awards will vest in equal installments on each of the three annual anniversaries of the date of grant, generally subject to continued service through the applicable anniversary dates. Each restricted stock unit represents a contingent right to receive one share of BlueLinx Holdings Inc. common stock. On each vesting date, a named executive officer will receive one share of our common stock for each restricted stock unit that then vests.
Performance-based restricted stock units.   The performance-based restricted stock unit awards will vest based on the Company’s cumulative Adjusted EBITDA and average ROWC performance against Committee approved performance goals over the three-year period following the date of grant in accordance with the following schedule:
- 30% of the target units vest if threshold performance is achieved,
- 100% of the target units vest if target performance is achieved, and
- 200% of the target units vesting if maximum or greater performance is achieved.
If threshold performance is not achieved with respect to a performance metric, then no shares are earned with respect to that performance metric. The Committee has final discretion on the threshold performance metrics paid pursuant to the Company’s LTIP.
The performance-based restricted stock unit awards will vest on the date the Committee certifies performance following the end of the three-year performance period, subject to continued service through the applicable vesting date.
The table below shows the number of performance-based and time-based restricted stock units granted to the named executive officers in fiscal 2023.
Officer	Performance- Based RSU’s (Target)	Time-Based RSU’s	Total
Shyam K. Reddy	16,234	20,979(1)	37,213
Andrew Wamser	3,813	14,423	18,236
Tricia Kinney	2,041	2,041	4,082
Dwight Gibson	—	—	—
Kelly C. Janzen	4,475	4,474	8,949(2)
Kevin A. Henry	—	—	—

(1)
4,745 of the 20,979 Time Based RSU’s granted to Mr. Reddy were awarded and vested in fiscal 2023.

(2)
Ms. Janzen forfeited these restricted stock units upon her departure from the Company. See Ms. Janzen’s Transition Agreement for more information regarding forfeited and vested RSU’s on her departure (see Exhibit 10.2 to the Company’s Form 10-Q filed with the Securities and Exchange Commission on October 31, 2023).

The Committee considered the total dollar value of each named executive officer’s award, the economic environment at the time the grants were approved, and the shares available for grant under the LTIP when approving the grant, and the value of these awards reflected the volatility of the market price of our common stock prior to the date of the grant. The award value for Mr. Reddy reflected his promotion to the role of President and Chief Executive Officer, while the grants for Mr. Wamser and Ms. Kinney were established in connection with negotiations for their hiring.
Defined Contribution Plan
The Company provides retirement benefits to the named executive officers under the terms of its tax-qualified 401(k) defined contribution retirement plan, including matching contributions for all eligible salaried employees. The named executive officers participate in the plan on the same terms as our other participating salaried employees, and we believe that these benefits are comparable to those provided by comparable companies. The named executive officers do not participate in any defined benefit or supplemental retirement plans.
Perquisites and Other Personal Benefits
The Company provides the named executive officers with limited perquisites and other personal benefits that the Company believes are reasonable, competitive in the market, and consistent with its overall compensation program, to better enable the Company to attract and retain superior employees for key positions. The named executive officers may be provided benefits such as a car allowance, life insurance, an executive physical exam, and reimbursement for relocation expenses, as applicable. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.
Costs of the perquisites and personal benefits described above for the named executive officers for fiscal 2023 that meet the threshold established by SEC regulations are included in the 2023 Summary Compensation Table in the “All Other Compensation” column. See, “Compensation of Executive Officers.”
Role of Management and Compensation Consultant
The Committee regularly consults with management regarding employee compensation matters, and our Chief Executive Officer makes compensation recommendations to the Committee for the other named executive officers; however, our Chief Executive Officer does not make a recommendation to the Committee for his own compensation.
The Committee also considers market factors in making decisions about our compensation program, and the Committee has the authority to retain independent consultants and other advisors. In this regard, the Committee retained Meridian to periodically advise it on executive compensation matters and to provide compensation recommendations regarding our executive officers. In selecting Meridian, the Committee assessed Meridian’s independence, including the potential for conflicts of interests as required by NYSE listing requirements, and concluded that Meridian was independent and free from potential conflicts of interest.
The Committee and the Company periodically discuss compensation issues and solicit compensation advice and data from Meridian. During 2023, Meridian provided the Human Capital and Compensation Committee with market data to assist with establishing compensation for our CEO. It also provided strategic consulting services with respect to compensation programs as well as other topics requested by the Committee. The Committee periodically reviews benchmarking studies and external market data from peer companies, and this data is among many of the variables considered by the Committee when making compensation decisions. Although management, our compensation consultant, and other invitees at Committee meetings may participate in discussions and provide input, final decisions on compensation for our named executive officers are solely the responsibility of the Committee.
Employment Agreements and Offer Letters
We use employment agreements and offer letters to attract and/or retain certain executive officers. We primarily serve the housing and repair and remodeling industries, which are historically cyclical industries, and these agreements have assisted us in attracting and retaining top executive talent by providing some degree of certainty in light of these major industry cycles. In addition, the Committee believes these agreements and offer letters have been useful in securing executive talent for the long-term benefit of the Company and our stockholders. The Committee, with assistance from our human resources department and legal counsel, establishes and negotiates the terms of our executive employment arrangements, which may take the form of an executive employment agreement or an offer letter. Our executive employment arrangements (or separate restrictive covenant agreement, as applicable) typically include confidentiality, non-competition, and non-solicitation provisions, all for the benefit of the Company. Consistent with our compensation philosophy, the employment agreements and offer letters provide for a significant component of each executive’s annual compensation to be variable, with cash bonuses under our STIP being paid based on Company performance against pre-established financial or operational goals. Additionally, the value upon vesting of equity compensation under the LTIP is determined by our common stock price, so our executives’ interests are aligned with those of our stockholders.
Agreements with Mr. Reddy
Prior Employment Agreement; Transition Agreements
On May 3, 2017, we entered into an employment agreement with Mr. Shyam K. Reddy, who at that time was our Senior Vice President, General Counsel and Corporate Secretary. The employment agreement provided for an initial base salary, subject to increase at the discretion of the Committee, and for participation in the STIP and LTIP. The employment agreement provided that Mr. Reddy was eligible to participate in all benefit programs for which senior executives generally are eligible. The agreement also provided certain severance benefits in the event his employment was terminated without cause or he resigned for good reason. Mr. Reddy’s employment agreement was amended as of June 1, 2018, to add a restrictive covenant regarding the solicitation of vendors, which was in addition to the other restrictive covenant obligations already set forth in the employment agreement.
On September 29, 2022, we entered into a transition agreement with Mr. Reddy pursuant to which he resigned his employment with the Company, effective December 31, 2022 (the “separation date”). Under the transition agreement, Mr. Reddy would continue to serve in the role of Senior Vice President, Chief Legal and Sustainability Officer and Corporate Secretary until his replacement was appointed, and thereafter he would cease to be an officer of the Company and would provide transition services through the separation date. Under the transition agreement, in addition to regular salary and benefits, we agreed to provide the following to Mr. Reddy: (i) accelerated vesting on the separation date of 21,821 time-based restricted stock units that were scheduled to vest in fiscal 2023 and beyond; (ii) a lump sum cash payment of $507,264, which was equivalent to Mr. Reddy’s then-current annual base salary, which was paid paid in March 2023, but was repaid to the Company during fiscal 2023; and (iii) the bonus payable to him under the terms of the Company’s STIP for fiscal year 2022, which also was paid in March 2023. We also agreed to ensure that 3,880 performance-based restricted stock units granted to Mr. Reddy in fiscal 2022 would continue to vest and, to the extent vested, be settled in shares of Company common stock in the same manner and at the same time in fiscal year 2025 as if Mr. Reddy had remained employed by us.
On December 23, 2022, we amended the transition agreement with Mr. Reddy to extend the separation date to June 30, 2023, and provide Mr. Reddy with certain additional compensation to retain him during this extended transition period. Under the amended transition agreement, we agreed to provide the following to Mr. Reddy: (i) a base salary of $525,000 and regular executive benefits during the extended transition period; (ii) a lump sum cash retention payment of $200,000; (iii) a cash payment equal to the value of his accrued and unused 2022 paid time off; (iv) 50% of his target bonus payable under the terms of the Company’s STIP for fiscal 2023 with a target bonus percentage of 80% of his annual base salary; and (v) a grant of 4,745 time-based restricted stock units, vesting ratably on March 31, 2023, and June 30, 2023.
New Employment Agreement
In connection with his appointment as our President and Chief Executive Officer on March 21, 2023, we entered into a new employment agreement with Mr. Reddy under which he will receive an annual base salary of $775,000 and be entitled to participate in the Company’s STIP with an annual cash target bonus opportunity of 100% of his base salary (for 2023, prorated for the portion of the year in which he served in his prior transitional role at a target of 80% of his prior base salary and the portion of the year in which he served as President and Chief Executive Officer at a target of 100% of his new base salary). Under his new employment agreement, Mr. Reddy will also be eligible to participate in the Company’s LTIP consistent with similarly situated executives. Pursuant to his new employment agreement, he received LTIP awards in 2023 with an aggregate grant value equal to $2,500,000, consisting of a mixture of time-based and performance-based restricted stock unit awards consistent with similarly situated executives. The new employment agreement also provides that Mr. Reddy is eligible to participate in all benefit programs for which senior executives generally are eligible.
Under the new employment agreement, if Mr. Reddy’s employment is terminated without cause or he resigns for good reason not in connection with a change in control (as described below), he will be entitled to receive a lump sum payment equal to two times his annual base salary in effect immediately prior to the termination (the “Lump Sum Severance Pay”) and continued coverage at active employee rates for one year after termination under the Company’s medical and dental plans (or reimbursement of Mr. Reddy’s cost of such coverage) (the “Group Health Severance Benefit”). In addition, all of Mr. Reddy’s time-vested restricted stock unit awards will automatically vest and all of his unvested performance-based restricted stock unit awards will remain outstanding and vest in accordance with their terms and the actual achievement of the applicable performance requirements. If Mr. Reddy’s employment is terminated without cause or he resigns for good reason in connection with, six months prior to, or within 24 months after a change in control of the Company, then he will be entitled to the severance benefits described above except that the amount of the Lump Sum Severance Pay will be equal to two times the sum of his annual base salary and target bonus in effect immediately prior to the termination, the Group Health Severance Benefit will consist of continued coverage at active employee rates for eighteen months after termination (or reimbursement of Mr. Reddy’s cost of such coverage), and all of his unvested performance-based restricted stock unit awards will remain outstanding and vest at the greater of target or actual performance, extrapolated as of the change in control termination through the end of the applicable performance period, provided that at least one year of the grant’s performance period has been completed as of the change in control termination.
As a condition to receiving the severance payments described above, Mr. Reddy is required to sign a release of claims against the Company and to comply with the restrictive covenants in his new employment agreement, including covenants prohibiting him from disclosing confidential information, soliciting employees, customers, or vendors, or competing with the Company.
The initial term of Mr. Reddy’s employment under the new employment agreement expires on March 21, 2025, with the agreement automatically extending for successive one-year terms unless we provide Mr. Reddy written notice of non-extension at least 90 days prior to the expiration of the initial term or any successive term. The new employment agreement also provides that the Board will take such action as may be necessary to appoint or elect Mr. Reddy as a member of the Board.
The new employment agreement expressly canceled and superseded Mr. Reddy’s prior employment agreement, transition agreement and amended transition agreement, subject to certain exceptions. In addition, under the new employment agreement, in fiscal 2023, Mr. Reddy repaid the Company payments that he received pursuant to the prior agreements.
Agreement with Mr. Wamser
In connection with his appointment as Senior Vice President and Chief Financial Officer, we entered into an employment agreement, dated July 6, 2023, and effective as of July 17, 2023, under which Mr. Wamser is entitled to receive an annual base salary of $575,000 and to participate in the STIP with an annual target cash bonus opportunity of 80% of his base salary (prorated for 2023 for the period of time he was employed with the Company). He also received a sign-on award of time-based restricted stock units under the LTIP having an aggregate value equal to $1,000,000 as of the date of grant, with such award vesting in equal installments on the first three anniversaries of the date of grant, subject to his continued employment with the Company until the specified anniversary date. He is also eligible for annual awards under the LTIP and, for 2023, he received target LTIP awards with an aggregate grant date value equal to 125% of his base salary, consisting of a mixture of time-based and performance-based restricted stock unit awards, consistent with similarly situated executives. The employment agreement also provides that Mr. Wamser is eligible to participate in all benefit programs for which senior executives generally are eligible.
Mr. Wamser will be eligible to receive a separation benefit of 100% of his annual base salary, a pro-rated portion of his target annual bonus for the year of termination, and one year of continued healthcare coverage (or reimbursement of Mr. Wamser’s cost of such coverage) if he is terminated without cause or resigns from the Company voluntarily for good reason not in connection with a change in control of the Company, and will receive a separation benefit of 200% of his annual base salary, a pro-rated portion of his target annual bonus, 18 months of continued healthcare coverage (or reimbursement of Mr. Wamser’s cost of such coverage), and accelerated vesting of his time-based and performance based equity awards (unless the agreements for such awards, or the applicable equity award plan, provides otherwise) in the event of a qualifying termination following a change in control of the Company, in each case subject to Mr. Wamser’s execution of a release of claims against the Company.

Mr. Wamser is also entitled to certain other perquisites available to executives of the Company. The agreement also contains customary employment terms and conditions, and in-term and post-term restrictive covenants, including covenants prohibiting him from disclosing confidential information, soliciting employees, customers, or vendors, or competing with the Company.
Agreement with Ms. Kinney
In connection with Ms. Kinney’s appointment as General Counsel and Corporate Secretary beginning on July 31, 2023, we entered into an employment offer letter with Ms. Kinney, where she will receive an annual salary of $385,000. Ms. Kinney will also participate in the Company’s STIP with an annual target cash bonus opportunity of 65% of her base salary. The 2023 STIP for Ms. Kinney included a guaranteed amount of $140,960 as well as a pro rata amount based on her annual performance beginning on her start date through December 30, 2023. She will also be eligible for future annual equity grants under the Company’s LTIP which, for 2023, included awards of restricted stock units with an aggregate value of 100% of her base salary consisting of 50% performance-based and 50% time-based restricted stock units priced using the average price over the 30-day trading period preceding her start date. The number of Company shares covered by Ms. Kinney’s initial equity award was determined by dividing $385,000 by the average closing price of Company common stock over the thirty-trading day period preceding the start date. The offer letter also provides that Ms. Kinney is eligible to participate in all benefit programs for which senior executives generally are eligible, including insurance, vacation and other benefits.
Ms. Kinney is covered under the Company’s executive severance plan effective May 21, 2015, which provides for 12 months of severance pay and a pro rata STIP bonus based on actual performance attained in the event of her termination of employment without cause or resignation for good reasons, and will receive a separation benefit of 100% of her annual base salary, a pro-rated portion of her target annual bonus, 12 months of continued healthcare coverage and accelerated vesting of her time-based and performance based equity awards (unless the agreements for such awards, or the applicable equity award plan, provides otherwise) in the event of a qualifying termination following a change in control of the Company, in each case subject to Ms. Kinney’s execution of a release of claims against the Company. Additionally, she is entitled to certain other perquisites available to executives of the Company and in-term and post-term restrictive covenants, including covenants prohibiting her from disclosing confidential information, soliciting employees, customers, or vendors, or competing with the Company.
Agreements with Mr. Gibson
Effective April 15, 2021, we entered into an employment agreement with Mr. Dwight Gibson, our former President and Chief Executive Officer, which was amended on June 24, 2021, to make certain technical corrections. Under the employment agreement, Mr. Gibson was entitled to receive an annual base salary of $725,000 and to participate in the Company’s STIP with an annual target cash bonus opportunity of 100% of his base salary. Under the employment agreement, Mr. Gibson’s annual cash bonus for 2021 was pro-rated to equal seven-twelfths (7/12) of the actual 2021 bonus performance, with a minimum bonus of $536,000. In part, Mr. Gibson also received a sign-on equity awards of restricted stock units covering (i) 43,290 shares of the Company’s common stock, which vested on June 7, 2022, and (ii) 43,290 time-based restricted stock units which would vest in equal annual installments over a three-year period commencing on June 7, 2021, in each case, subject to his continued employment on the date of vesting. The offer letter also provided that Mr. Gibson was eligible to participate in all benefit programs for which senior executives generally are eligible, including insurance, vacation and other benefits.
Under the employment agreement, if Mr. Gibson’s employment was terminated without cause or he resigned for good reason not in connection with a change in control of the Company (as described below), he was entitled to receive a lump sum payment equal to two times his annual base salary in effect immediately prior to the termination, payment of any earned but unpaid annual bonus for the fiscal year prior to the year in which the termination occurs, and continued coverage at active employee rates for one year after termination under the Company’s medical and dental plans (or reimbursement of Mr. Gibson’s cost of such coverage). In addition, for termination without cause or resignation for good reason, all of Mr. Gibson’s unvested time-vested restricted stock unit awards would automatically vest and all of his unvested performance-based restricted stock unit awards would remain outstanding and vest in accordance with their terms and the actual achievement of the applicable performance requirements.

Under the employment agreement, if Mr. Gibson’s employment was terminated without cause or he resigned for good reason in connection with, six months prior to, or within 24 months after a change in control of the Company, then he would be entitled to the benefits described in the above paragraph, except that he would be entitled to a lump sum payment equal to three times his annual base salary instead of two times his base salary and to continued medical and dental coverage at active employee rates for 18 months instead of one year (or reimbursement of Mr. Gibson’s cost of such coverage).
As a condition to receiving the severance payments described above, Mr. Gibson was required to sign a release of claims against the Company and to comply with the restrictive covenants in his employment agreement, including covenants prohibiting him from disclosing confidential information, soliciting employees, customers, or vendors, or competing with the Company.
Separation and Release Agreement
On March 21, 2023, Mr. Dwight Gibson departed from his role as our President and Chief Executive Officer and stepped down as a member of our Board. In connection with his departure, we entered into a Separation and Release Agreement with Mr. Gibson. Mr. Gibson’s departure qualified as a termination without cause, and this separation and release agreement conformed to the non-change in control severance benefits and post-termination obligations under his employment agreement described above and included a customary release of claims.
Agreements with Ms. Janzen
On March 2, 2020, we entered into an employment agreement with Ms. Kelly C. Janzen, our former Senior Vice President, Chief Financial Officer, and Treasurer, that became effective on April 13, 2020. Under the employment agreement, Ms. Janzen was eligible for a base salary of $475,000 per year and to participate in the STIP with an annual target of 80% of her base salary. In connection with entry into her employment agreement, Ms. Janzen also received a special equity grant of 13,000 restricted stock units, with 6,500 vesting on February 1, 2021, and the other 6,500 vesting on February 1, 2022. The employment agreement provided that Ms. Janzen was eligible to participate in all benefit programs for which senior executives generally were eligible, including the Company’s long-term incentive plans.
Ms. Janzen’s employment agreement provided that if her employment was terminated without cause or she resigned for good reason, she would be entitled to continued payment of her base salary for one year, a payment equal to a pro-rata portion of her annual target bonus for the performance year in which the termination occurred, and continued coverage at active employee rates for one year after termination under the Company’s medical and dental plans (or reimbursement of Ms. Janzen’s cost for such coverage). Ms. Janzen’s time-vested equity awards would be forfeited in accordance with the applicable award agreements. In the event Ms. Janzen’s employment was terminated without cause or she resigned for good reason in connection with or within 24 months after a change in control of the Company, Ms. Janzen would be entitled to receive continued payment of her base salary for two years, a cash payment equal to a pro-rata portion of her annual target bonus for the performance year in which the termination occurs and continued medical and dental coverage at active employee rates for 18 months after termination (or reimbursement of Ms. Janzen’s cost of such coverage). In addition, in accordance with the terms of each applicable award agreement, Ms. Janzen’s outstanding time-based equity awards granted in 2020 would immediately vest on the date of such termination of employment. As a condition to receiving the severance payments described above, Ms. Janzen was required to sign a release of claims against the Company and comply with the restrictive covenants in her employment agreement, including covenants prohibiting her from disclosing confidential information, soliciting employees, customers, or vendors, or competing with the Company.
Transition Agreement
Ms. Janzen entered into a transition agreement dated July 6, 2023, in connection with the termination of her employment. In connection with Ms. Janzen’s transition agreement, Ms. Janzen agreed to continue to serve in the role of Senior Vice President, Chief Financial Officer and Treasurer until August 4, 2023, and thereafter ceased to serve as an officer of the Company but provided advisory and transition services through August 31, 2023 (the “Termination Date”). The transition agreement, and Ms. Janzen’s employment agreement dated March 2, 2020, governed her employment with the Company through August 3, 2023, and thereafter her employment was governed by the terms of the transition agreement.
Pursuant to the transition agreement, the Company agreed to (i) pay Ms. Janzen two-thirds of her target 2023 short-term incentive bonus under the Company’s Short-Term Incentive Plan for fiscal year 2023 and (ii) ensure that 3,039 of Ms. Janzen’s remaining unvested time-based restricted stock units that were scheduled to vest in fiscal year 2024, and 2,677 of Ms. Janzen’s remaining unvested time-based restricted stock units that were scheduled to vest in fiscal year 2024 and 2025, would vest on the Termination Date.
Agreements with Mr. Henry
On February 9, 2022, we entered into an employment offer letter with Mr. Kevin Henry, our former Chief People Officer, which became effective on March 1, 2022. The offer letter provided that Mr. Henry’s initial annual base salary would be $530,000. Under his offer letter, Mr. Henry was eligible to participate in the Company’s STIP with an annual target of 80% of his base salary. Also pursuant to his offer letter, on March 15, 2022, Mr. Henry received an equity grant of 10,000 restricted stock units, which were to vest ratably in annual installments over a three-year period, and on June 30, 2022, received an additional equity award of 4,054 restricted stock units, which were to vest ratably in annual installments over a three-year period. The offer letter also provided that Mr. Henry was eligible to participate in all benefit programs for which senior executives generally are eligible, including insurance, vacation and other benefits.
In accordance with the offer letter, in the event Mr. Henry’s employment terminated without cause or he resigned for good reason other than in connection with a change in control (as described below), Mr. Henry would have been entitled to a payment equal to one time his base salary in effect immediately prior to his employment termination date and a pro rata portion (based on days of employment during the performance year) of his annual bonus at target achievement for the performance year in which his termination occurs. Any unvested portion of the Initial Grant would (i) vest and become non-forfeitable in the event of termination without “cause” and (ii) be forfeited in the event of any resignation or termination other than one without “cause.” Any other time-vested and performance-vested equity awards would be forfeited in accordance with the applicable award agreements.
In accordance with the offer letter, in the event Mr. Henry’s employment ends as a result of a change in control termination, Mr. Henry would have been entitled to a payment equal to two times his annual base salary in effect immediately prior to his employment termination date plus a pro rata portion (based on days of employment during the performance year) of his annual bonus at target achievement for the performance year in which his termination occurs. Additionally, any equity awards under the Plan would be subject to the change in control terms in his equity award agreements and the Plan, as applicable.
Resignation of Mr. Henry
On May 15, 2023, Mr. Henry provided notice of his decision to resign from BlueLinx Holdings Inc., effective June 2, 2023. Mr. Henry was not eligible to receive, and did not receive, any of the severance benefits described above.
Clawback Policy
We adopted a Policy on Recovery of Erroneously Awarded Incentive-Based Compensation, otherwise known as a “clawback policy”) in the fourth quarter of 2023 in compliance with SEC rules and NYSE listing standards. Pursuant to the policy, if the Company is required to prepare an accounting restatement, the Company shall recover reasonably promptly any erroneously awarded incentive-based compensation received by any of our current or former executive officers during the three fiscal years preceding the date the Company is required to prepare the accounting restatement, regardless of the individual fault of the executive for that accounting restatement. Methods of recovery include, but are not limited to, cancelling outstanding vested or unvested equity compensation awards; forfeiture of common stock obtained from equity compensation awards; seeking recovery of any gain realized from the vesting, exercise, settlement, sale, transfer or other disposition of any equity compensation awards; offsetting the value of any erroneously awarded incentive-based compensation against any other amounts owed by the Company to the executive, including salaries or bonuses; or reducing future compensation payable to an executive. Furthermore, notwithstanding the terms of any indemnification or insurance policy or any contractual arrangement with any executive that may be interpreted to the contrary, the Company will not indemnify any executive against the loss of erroneously awarded incentive-based compensation, including any payment or reimbursement for the cost of third-party insurance purchased by any current or former executive officer to fund potential clawback obligations under the policy.
Risk Analysis of Compensation Program
The Committee reviewed our compensation program to determine if the elements encourage excessive or unnecessary risk taking that reasonably could have a material adverse effect on the Company. The Committee focused its review on incentive awards under our STIP and LTIP as the elements that could incentivize unreasonable risk taking. Based upon the value of each of these elements to the overall compensation mix and the relative value each has to the other, the Committee believes that the Company’s compensation program is appropriately balanced. The Committee believes that the mix of short-term and long-term awards minimizes risks that may be taken, as any risks taken for short-term gains ultimately could jeopardize not only the Company’s ability to meet the long-term performance objectives, but also appreciation in the Company’s stock price. In addition, the Committee believes that the establishment of reasonable performance goals, and the capping of payouts for the performance based STIP and LTIP compensation components further reduce any unreasonable risk-taking incentive that may be associated with these compensation elements. Further, the Committee believes that our executive stock ownership guidelines align executives with the long-term health of our Company. As a result, the Committee does not believe that our compensation program incentivizes unreasonable risk taking.
Internal Revenue Code Section 162(m)
In connection with its determination of the various elements of compensation for our executive officers, the Human Capital and Compensation Committee considers the impact of Section 162(m) of the Internal Revenue Code on the deductibility of compensation for federal income tax purposes. Section 162(m) now limits the deductibility of compensation paid to $1 million annually, including performance-based compensation, for any person who was either the Company’s Chief Executive Officer or Chief Financial Officer at any time during that fiscal year or was one the Company’s three other most highly compensated executive officers for such fiscal year (whether or not employed on the last day of that fiscal year) and any other person who was a covered employee in a previous taxable year (but not earlier than 2017) as determined pursuant to the version of Section 162(m) in effect at that time. Notwithstanding Section 162(m), the Human Capital and Compensation Committee has the discretion to design and implement elements of executive compensation that may not be fully deductible for income tax purposes.

HUMAN CAPITAL AND COMPENSATION COMMITTEE REPORT
The Human Capital and Compensation Committee reviewed and discussed the “Compensation Discussion and Analysis” set forth above with management. Based on such review and discussions, the Human Capital and Compensation Committee recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement and incorporated in the Company’s Annual Report on Form 10-K.
J. David Smith, Chair
Kim S. Fennebresque
Keith A. Haas

COMPENSATION OF EXECUTIVE OFFICERS
2023 SUMMARY COMPENSATION TABLE
The following table sets forth the compensation for fiscal 2023, 2022 and 2021, as applicable, awarded to our named executive officers. Effective March 21, 2023, Mr. Gibson departed from his role as President and Chief Executive Officer of the Company and Mr. Reddy was appointed by the Board to succeed Mr. Gibson as the Company’s President and Chief Executive Officer. Effective August 4, 2023, Ms. Janzen departed from her role as Senior Vice President, Chief Financial Officer and Treasurer and Mr. Wamser was appointed Senior Vice President and Chief Financial Officer. Ms. Kinney was appointed General Counsel and Corporate Secretary effective July 31, 2023. Mr. Henry departed from his role as Chief People Officer effective June 2, 2023.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Shyam K Reddy, President and Chief Executive Officer(2)	2023	725,760	—	3,380,390	785,292	17,077	4,908,519
	2022	501,985	—	1,510,944	560,831	6,980	2,580,740
	2021	482,384	—	396,183	784,176	7,126	1,669,869
Andrew Wamser, Chief Financial Officer, Senior Vice President(3)	2023	254,329	—	1,718,743	238,209	3,686	2,214,967
Tricia Kinney, General Counsel and Corporate Secretary(4)	2023	155,491	140,960	360,155	118,792	5,078	780,476
Dwight Gibson, President and Chief Executive Officer(5)	2023	218,341	—	—	1,071,050	1,559,441	2,848,832
	2022	759,615	—	2,044,386	1,071,050	25,890	3,900,941
	2021	390,385	200,000	3,849,347	836,538	7,594	5,283,864
Kelly C. Janzen, Chief Financial Officer, Treasurer, Senior Vice President(6)	2023	383,048	—	1,285,264	293,706	8,485	1,970,503
	2022	517,308	—	536,618	580,440	7,019	1,641,385
	2021	492,308	—	404,186	800,000	7,394	1,703,888
Kevin A. Henry, Chief People Officer(7)	2023	259,649	—	—	—	6,770	266,419
	2022	426,038	200,000	1,422,062	495,819	4,735	2,548,654

(1)
Amounts reflect the aggregate grant date fair value of time-based restricted stock unit awards and, for 2022 and 2023, performance-based restricted stock unit awards granted under the LTIP in the relevant fiscal year computed in accordance with Accounting Standards Codification Topic 718, “Compensation — Stock Compensation,” or ASC 718, excluding the impact of estimated forfeitures. For performance-based restricted stock unit awards granted to our named executive officers in 2023, the amount reported in the table above is based on the probable outcome of the performance conditions associated with the awards as of the grant date. The grant date fair value of the 2023 performance-based restricted stock unit awards, assuming the highest level of achievement of the performance conditions, was $0 for Mr. Gibson (due to his departure), $835,662 for Ms. Janzen, $3,031,537 for Mr. Reddy, $0 for Mr. Henry (due to his departure), $718,751 for Mr. Wamser and $360,155 for Ms. Kinney. The time-based awards generally vest in increments over multi-year periods and the 2023 performance-based awards are contingent on the satisfaction of certain performance conditions. As a result, awards accounted for using the grant date fair value may not be indicative of the ultimate value the executive may receive under these grants. The amount for Mr. Reddy in 2023 reflects the incremental accounting charge related to the modification of his awards pursuant to his transition agreement described under the heading “Employment Agreements and Offer Letters — Agreements with Mr. Reddy”.

(2)
Mr. Reddy’s salary represents his aggregate salary while he served as Senior Vice President, Chief Legal and Sustainability Officer and Corporate Secretary through March 20, 2023, and as President and Chief Executive Officer through the remainder of fiscal 2023. Mr. Reddy’s “Non-Equity Incentive Compensation” amount for fiscal 2023 consists of a STIP cash payment of $785,292.

The amount set forth under “All Other Compensation” for fiscal 2023 consists of (i) an immaterial amount of Company-paid life insurance premiums on behalf of Mr. Reddy and (ii) the amount of $9,740 for Company matching contributions to the 401(k) plan and (iii) $5,006 for auto.
The amount set forth under “All Other Compensation” for fiscal 2022 includes (i) an immaterial amount of Company-paid life insurance premiums on behalf of Mr. Reddy (ii) the amount of $6,836 for Company matching contributions to the 401(k) plan.
The amount set forth under “All Other Compensation” for fiscal 2021 includes (i) an immaterial amount of Company-paid life insurance premiums on behalf of Mr. Reddy and (ii) the amount of $6,982 for Company matching contributions to the 401(k) plan.
(3)
Mr. Wamser’s employment commenced on July 17, 2023, and his salary reflects the pro rata salary for fiscal 2023. Mr. Wamser’s “Non-Equity Incentive Compensation” amount for fiscal 2023 consists of a prorated STIP cash payment of $238,209.

The amount set forth under “All Other Compensation” for fiscal 2023 consists of (i) an immaterial amount of Company-paid life insurance premiums on behalf of Mr. Wamser and (ii) the amount of $3,283 for Company matching contributions to the 401(k) plan.
(4)
Ms. Kinney’s employment commenced on July 31, 2023, and her salary reflects her pro rata salary for fiscal 2023. Ms. Kinney’s “Non-Equity Incentive Compensation” amount for fiscal 2023 consists of a prorated STIP cash payment of $118,792. Ms. Kinney’s cash bonus for 2023 comprised of a guaranteed pro rata amount based on her prior employment of $140,960 paid on December 29, 2023.

The amount set forth under “All Other Compensation” for fiscal 2023 consists of (i) an immaterial amount of Company-paid life insurance premiums on behalf of Ms. Kinney and (ii) the amount of $4,675 for Company matching contributions to the 401(k) plan.
(5)
Mr. Gibson’s employment commenced on June 7, 2021, and ended effective March 21, 2023, and the amount reflected as his salary for fiscal 2021 and fiscal 2023 represents his pro rata salary for those years. In fiscal 2021, the amount under “Bonus” represents Mr. Gibson’s cash relocation and sign-on bonuses provided under his employment agreement.

Mr. Gibson’s “Non-Equity Incentive Compensation” amount for fiscal 2023 consists of a STIP cash payment of $1,071,050 which was paid in fiscal 2023. The amount set forth under “All Other Compensation” for fiscal 2023 includes (i) $2,692 for Mr. Gibson’s auto allowance; (ii) an immaterial amount of Company-paid — life insurance premiums on behalf of Mr. Gibson (iii) the amount of $5,458 for Company matching contributions to the 401(k) plan and (iv) $1,550,000 pursuant to the terms of the March 21, 2023 Separation and Termination Agreement.
The amount set forth under “All Other Compensation” for fiscal 2022 includes (i) $15,385, Mr. Gibson’s annual auto allowance; (ii) an immaterial amount of Company-paid life insurance premiums on behalf of Mr. Gibson and (iii) the amount of $7,625 for Company matching contributions to the 401(k) plan.
The amount set forth under “All Other Compensation” for fiscal 2021 includes (i) $6,154, the prorated portion of Mr. Gibson’s auto allowance; and (ii) an immaterial amount of Company-paid life insurance premiums on behalf of Mr. Gibson.
(6)
Ms. Janzen was Senior Vice President, Chief Financial Officer and Treasurer through August 4, 2023, remained employed by the Company until August 31, 2023, and the amount reflected as her salary for 2023 represents her pro rata salary for fiscal 2023. Ms. Jenzen entered into a transition agreement with the Company whereby the Company (i) paid Ms. Janzen two-thirds of her target STIP award for fiscal 2023 and (ii) immediately vested 3,030 remaining unvested time-based restricted stock units granted in fiscal year 2021 and that were scheduled to vest in fiscal year 2024 and 2,677 remaining unvested time-based restricted stock units granted in 2022 that were scheduled to vest in fiscal years 2024 and 2025 but instead early vested on the Termination Date per the terms of her transition agreement with the Company, resulting in $449,696 of grants modification expense in fiscal 2023 as calculated per ASC 718.

The amount set forth under “All Other Compensation” for fiscal 2023 consists of (i) an immaterial amount of Company-paid life insurance premiums on behalf of Ms. Janzen and (ii) the amount of $7,986 for Company matching contributions to the 401(k) plan.

The amount set forth under “All Other Compensation” for fiscal 2022 consists of (i) an immaterial amount of Company-paid life insurance premiums on behalf of Ms. Janzen and (ii) the amount of $6,875 for company matching contributions to the 401(k) plan.
The amount set forth under “All Other Compensation” for fiscal 2021 consists of (i) an immaterial amount of Company-paid life insurance premiums on behalf of Ms. Janzen and (ii) the amount of $7,250 for Company matching contributions to the 401(k) plan.
(7)
Mr. Henry resigned from the Company effective June 2, 2023, and his salary reflects the pro rata salary for fiscal 2023. The amount set forth under “All Other Compensation” for fiscal 2023 consists of (i) an immaterial amount of Company-paid life insurance premiums on behalf of Mr. Henry and (ii) the amount of $6,491 for Company matching contributions to the 401(k) plan.

The amount set forth under “All Other Compensation” for fiscal 2022 includes (i) an immaterial amount of Company-paid life insurance premiums on behalf of Mr. Henry and (ii) the amount of $4,618 for Company matching contributions to the 401(k) plan.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2023
The Committee granted annual cash bonus awards under our STIP and time-based and performance-based restricted stock unit awards under our LTIP to our named executive officers during fiscal 2023. Set forth below is information regarding awards granted in fiscal 2023.
		(a)	(a)	(a)
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards #	Grant Date Fair Value of Stock and Option Awards $
		Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #
Shyam Reddy
STIP		387,500	775,000	1,550,000
PRSUs	6/7/2023				4,870	16,234	32,468		1,515,769
RSUs	1/2/2023							4745	348,852
RSUs	6/7/2023							16234	1,515,769
Andrew Wamser
STIP		230,000	460,000	920,000
PRSUs	7/17/2023				1,144	3,813	7,626		359,375
RSUs	7/17/2023							14423	1,359,368
Tricia Kinney
STIP		125,125	250,250	500,500
PRSUs	8/29/2023				612	2,041	4,082		180,077
RSUs	8/29/2023							2041	180,077
Dwight Gibson
STIP		362,500	725,000	1,450,000
Kelly Janzen
STIP		190,000	380,000	760,000
PRSUs					1,343	4,475	8,950		417,831
RSUs								4474	417,737
Kevin A. Henry
STIP		212,000	424,000	848,000

(1)
Represents the threshold, target and maximum amounts that the named executive officers could have earned with respect to fiscal 2023 under our STIP based on performance against pre-determined goals set by the Committee for Adjusted EBITDA and ROWC, measured on a Company-wide basis. The amounts actually earned are included in the “Non-Equity Incentive Plan Compensation” column of the 2023 Summary Compensation Table. Each named executive officer’s target payment is expressed as a percentage of such officer’s annual base salary. For fiscal 2023, the target percentage was 100% for Mr. Reddy and Mr. Gibson, 80% for Mr. Wamser, 65% for Ms. Kinney, and 80% for Ms. Janzen and Mr. Henry. See “Annual Bonuses” beginning on page 22 for additional details.

(2)
Represents the threshold, target and maximum payouts under performance-based restricted stock units granted to our named executive officers in fiscal 2023 under our LTIP. See “Long-Term Equity Incentive Plan” beginning on page 24 for additional details.

(3)
Represents the time-based restricted stock units granted to our named executive officers in fiscal 2023 under our LTIP. See “Long-Term Equity Incentive Plan” beginning on page 26 for additional details.

(4)
Represents the aggregate grant date fair value of awards calculated in accordance with FASB ASC Topic 718. Mr. Reddy’s grant date share price was $93.37 on June 6, 2023, and $73.52 on January 2, 2023, Ms. Kinney’s was $88.23, and Mr. Wamser was $94.25. These amounts do not correspond to the actual value that will be recognized as income by each of the named executive officers when received.

(5)
Mr. Reddy’s 2023 LTIP awards were modified in conjunction with his transition agreement and employment agreement, which are described under the heading “Employment Agreements and Offer Letters — Agreements with Mr. Reddy”. The grant date fair value shown in the table above reflects the modified grant date fair value.
(6)
Mr. Gibson resigned from the Company effective March 21, 2023, and Mr. Henry resigned from the Company effective June 2, 2023.

(7)
Ms. Janzen was Senior Vice President, Chief Financial Officer and Treasurer through August 4, 2023, and remained employed by the Company until August 31, 2023. She entered into a transition agreement with the Company whereby the Company (i) paid Ms. Janzen two-thirds of her target 2023 STIP award and (ii) immediately vested 3,030 remaining unvested time-based restricted stock units that were granted in fiscal 2021 and scheduled to vest in fiscal year 2024 and 2,677 remaining unvested time-based restricted stock units that were granted in fiscal 2022 and scheduled to vest in fiscal years 2024 and 2025 per the terms of her transition agreement with the Company, resulting in $449,696 of grants modification expense in fiscal 2023 as calculated per ASC 718. Ms. Janzen forfeited all of her fiscal 2023 RSUs and PRSUs.

OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR-END
The following table sets forth certain information with respect to unexercised and/or unvested equity awards held on December 30, 2023, by each of our named executive officers.
	Option/SAR Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Option Exercisable	Number of Securities Underlying Unexercised Option Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested(1)	Market Value of Shares or Units That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)(3)
Shyam K. Reddy(4)	—	—	—	—	16,234	1,839,475	20,114	2,279,117
Andrew Wamser(5)	—	—	—	—	14,423	1,634,270	3,813	432,051
Tricia Kinney(6)	—	—	—	—	2,041	231,266	2,041	231,266
Dwight Gibson(7)	—	—	—	—	—	—	15,300	1,733,643

(1)
The awards are generally subject to the executive’s continued service with the Company through the applicable vesting dates. See “Payments Upon Certain Events of Termination or Change in Control” and “Employment Agreements and Offer Letters” for information regarding any accelerated vesting in connection with these awards.

(2)
The market value of these awards was computed based on the closing price of our common stock on the NYSE on December 29, 2023, of $113.31.

(3)
Consists of performance-based restricted stock units (RSUs) granted on June 7, 2023 (or within 30 days of their hire dates for Mr. Wamser and Ms. Kinney). The 2022 and 2023 performance-based RSUs vest on the date the Committee determines that the Company has achieved a target three-year cumulative Adjusted EBITDA. See “Payments Upon Certain Events of Termination or Change in Control” and “Employment Agreements and Offer Letters” for information regarding any accelerated vesting in connection with these awards.

(4)
Mr. Reddy’s award opportunities as of December 30, 2023, consist of 16,234 time-based restricted stock units that vest in three equal annual installments beginning on June 7, 2024. Mr. Reddy’s award opportunity also included 20,114 performance-based RSUs from 2022 and 2023 that vest according to the formula stated above.

(5)
Mr. Wamser’s award opportunities as of December 30, 2023, consist of 14,423 time-based RSUs granted pursuant to his employment agreement on July 17, 2023. All of these time-based RSUs vest in three equal annual installments commencing on July 17, 2024. Mr. Wamser’s award opportunities also consist of 3,813 performance-based RSUs that vest according to the formula stated above.

(6)
Ms. Kinney’s award opportunities as of December 30, 2023, consist of 2,041 time-based RSU’s granted pursuant to her offer letter that vest in three equal annual installments commencing on August 29, 2024. Ms. Kinney’s award opportunities also consist of 2,041 performance-based RSUs that vest according to the above stated formula.

(7)
Mr. Gibson’s employment was terminated without cause effective March 21, 2023. His award opportunities as of December 30, 2023, consist of 15,300 unvested performance-based RSUs pursuant to the terms of his separation and release agreement. See “Employment Agreements and Offer Letters — Agreements with Mr. Gibson” for more information.

OPTIONS EXERCISED AND STOCK VESTED IN FISCAL YEAR 2023
The following table provides information for the named executive officers regarding (i) Company stock option exercises during 2023, including the number of shares acquired upon exercise and the value realized and (ii) the number of shares acquired upon the vesting of Company stock awards, each before payment of any applicable withholding tax.
	Option Awards		Stock Awards
Name	Number of shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Shyam K. Reddy	—	—	4,745	383,741
Andrew Wamser	—	—	—	—
Tricia Kinney	—	—	—	—
Dwight Gibson	—	—	44,160	3,000,230
Kelly C. Janzen	—	—	32,036	2,953,996
Kevin A Henry	—	—	3,333	253,341

(1)
Market value of these awards was computed based on the closing price of our common stock on the NYSE on the applicable vesting date.

PAYMENTS UPON CERTAIN EVENTS OF TERMINATION OR CHANGE IN CONTROL
As described above under “Compensation Discussion and Analysis — Employment Agreements and Offer Letters,” our named executive officers are entitled to receive payments and accelerated vesting of certain equity awards in connection with the termination of their employment by the Company in certain circumstances, including in the event of a change in control of the Company. The award agreements evidencing the time-based restricted stock units granted to our named executive officers (“Award Agreements”) also provide for accelerated vesting in connection with the termination of their employment in certain circumstances. The tables that follow below describe these payments and the treatment of these awards under various circumstances as if they had occurred on and as of December 30, 2023.
Termination by the Company “without cause” or by the executive for “good reason” not in connection with Change in Control
The following table describes the salary, bonus, continuing medical coverage or equivalent value, unvested time-based restricted stock units, and unvested performance-based restricted stock units that would have been due to each of our named executive officers in the event that their employment was terminated by the Company due to a “termination without cause” (as defined in their respective employment agreements or offer letters) or by the executive for “good reason” (as defined in their respective employment agreements or offer letters) on December 30, 2023. Such amounts would be payable pursuant to the terms of the agreements or offer letters with the Company as described in the footnotes to the table as well as above under “Employment Agreements and Offer Letters.”
Name	Salary and Bonus ($)(1)	Continuing Medical Coverage ($)(2)	Value of Time-Based Restricted Stock Units ($)(3)	Value of Performance- Based Restricted Stock ($)(4)	Total ($)
Shyam K. Reddy	1,550,000	22,891	1,839,475	2,279,117	5,691,483
Andrew Wamser	1,035,000	22,068	1,634,270	—	2,691,338
Tricia Kinney	635,250	22,891	231,266	—	889,407

(1)
For Mr. Reddy, represents two times his current base salary. For Mr. Wamser, represents one times his current base salary plus a pro-rata portion of his target STIP award for the performance year in which the termination occurred. For Ms. Kinney, represents one times her current base salary plus a pro-rata portion of the STIP award she would have earned for the performance year in which the termination occurred based on actual achievement of applicable performance goals for such year.
(2)
Represents the cost of COBRA premiums for Messrs. Reddy and Wamser and Ms. Kinney (and, if applicable, their dependents) to continue participation in the Company’s medical, dental, and vision plans for twelve months following termination of employment.

(3)
Represents full vesting of all unvested time-based restricted stock units. The value of these awards was computed based on the closing price of our common stock on the NYSE on December 29, 2023, of $113.31.

(4)
For Mr. Reddy, all unvested performance-vested performance share units shall remain outstanding and shall vest and become non-forfeitable in accordance with their terms and based on the actual performance of the Company.

Change in Control
Named executive officers are not entitled to any payments or benefits solely due to the occurrence of a change in control of the Company. Amounts payable to them upon certain types of termination of employment prior to, in connection with, or within 24 months following, a change in control of the Company are disclosed below under “Termination in connection with a Change in Control.”
Termination in connection with a Change in Control
The following table describes the salary, bonus, continuing medical coverage, unvested time-based restricted stock units, and unvested performance-based restricted stock units that would have been due to Messrs. Reddy, Wamser and Ms. Kinney in the event that their employment was terminated by the Company due to a “termination without cause” (as defined in their respective employment agreements or Award Agreements) or by the executive for “good reason” (as defined in their respective employment agreements) in connection with a change in control of the Company that occurred on December 30, 2023. Such amounts would be payable pursuant to the terms of their agreements with the Company as described in the footnotes to the table below as well as under “Employment Agreements and Offer Letters.”
Name	Salary and Bonus ($)(1)	Continuing Medical Coverage ($)(2)	Value of Time-Based Restricted Stock Units ($)(3)	Value of Performance- Based Restricted Stock ($)(4)	Total
Shyam K. Reddy	3,100,000	34,336	1,839,475	2,279,117	6,477,928
Andrew Wamser	1,610,000	33,102	1,634,270	432,051	3,709,423
Tricia Kinney	635,260	22,891	231,266	231,266	1,132,128

(1)
For Mr. Reddy, represents two times his current base salary and target STIP award for the performance year in which the termination occurred. For Mr. Wamser, represents two times his current base salary and a pro-rata portion of his target STIP award for the performance year in which the termination occurred. For Ms. Kinney, represents one times her current base salary and a pro rata portion of the STIP award she would have earned for the performance year in which the termination occurred based on actual achievement of applicable performance goals for such year.

(2)
Represents the cost of COBRA premiums for Messrs. Reddy and Wamser for 18 months and Ms. Kinney for 12 months (and, if applicable, their dependents) to continue participation in the Company’s medical, dental, and vision plans following termination of employment.

(3)
Represents full vesting of all unvested time-based restricted stock units. The value of these awards was computed based on the closing price of our common stock on the NYSE on December 29, 2023, of $113.31.

(4)
For Mr. Reddy, Mr. Wamser, and Ms. Kinney all performance-based restricted stock units would vest in accordance with their terms as if the performance criteria were satisfied based on the greater of target performance or actual performance through the date of the change in control.

Restrictive Covenants
Any of the Company’s obligations to make cash payments following the termination of employment are contingent upon compliance with certain restrictive covenants contained in employment, severance,

retirement or consulting agreements, as applicable. The restrictive covenants for our named executive officers prohibit, during periods defined in their applicable agreement and subject to certain limited exceptions, (1) competing with the Company, (2) employing or soliciting Company employees, (3) soliciting Company vendors or customers, (4) interfering with Company relationships with its customers or vendors, and (5) disclosing or using in an unauthorized manner any of the Company’s confidential or proprietary information. These restrictive covenants generally limit the employee’s competitive activities for a period of one year and soliciting activities for a period of two years following the later of the expiration or termination of employment under the employment agreement.
Executive Officer Stock Ownership Guidelines
We designed our Stock Ownership Guidelines to align our executives’ and designated officers’ interests with the long-term interest of our stockholders. Under the guidelines: (i) the Chief Executive Officer is expected to own shares of our stock with a market value equal to at least five times his or her then-current base salary, (ii) each senior vice president and other executive officer reporting to the Chief Executive Officer is expected to own shares of our stock with a market value equal to at least two times such officer’s then-current base salary and (iii) each vice president is expected to own shares of our stock with a market value equal to at least one times his or her then-current base salary. If an executive or designated officer’s stock ownership is below the applicable requirement, he or she must hold all shares of our stock, including shares received by such person upon the vesting of any equity awards, until the applicable requirement is met. However, subject to our Insider Trading Policy, a vice president may sell up to 25% of his or her shares of our stock at any time, irrespective of the minimum ownership level. We monitor compliance with the guidelines and provide reports to the Nominating and Governance Committee annually. Shares included for purposes of determining whether an executive or officer has met the stock ownership requirement, include: (1) shares owned individually, either directly or indirectly, including shares held in retirement accounts; (2) shares owned jointly with, or separately by, a spouse, domestic partner and/or minor children, either directly or indirectly, including shares held in a trust for the benefit of the individual or his or her spouse, domestic partner and/or minor children; (3) restricted stock, restricted stock units or other forms of equity awards to the extent vesting is based solely on the passage of time; and (4) any other shares of which the individual is deemed to be the “beneficial owner” for purposes of Section 16 under the Securities Exchange Act of 1934, as amended.
Human Capital and Compensation Committee Interlocks and Insider Participation
No member of the Human Capital and Compensation Committee is a former or current officer or employee of the Company or has any interlocking relationships requiring disclosure under the rules of the SEC.
CEO PAY RATIO
Pursuant to SEC rules adopted in accordance with the Dodd Frank Wall Street Reform and Consumer Protection Act, the Company is required to disclose the ratio of its median employee’s annual total compensation for fiscal 2023, to the annual total compensation of its principal executive officer for fiscal 2023. The Company’s principal executive officer as of the end of fiscal 2023 was Shyam Reddy, who was serving as the Company’s President and Chief Executive Officer.
Mr. Reddy had 2023 annual total compensation of $4,906,188 and Mr. Gibson had 2023 annual total compensation of $2,848,832 as reflected in the Summary Compensation Table included in this proxy statement. Our median employee’s annual total compensation for fiscal 2023 (excluding Mr. Reddy and Mr. Gibson) was $66,077. As a result, we estimate that Mr. Reddy and Mr. Gibson’s 2023 annual total compensation were approximately 74 and 43 times, respectively, that of our median employee.
In determining the median employee, a listing was prepared of all employees as of December 30, 2023 (excluding Mr. Reddy). This list included approximately 2,033 employees, most of whom work on a full-time basis. Total cash compensation paid from January 1, 2023, to December 30, 2023 was gathered for each employee. We calculated the median employee’s 2023 compensation as it would appear in the Summary Compensation Table and compared that amount to Mr. Reddy’s 2023 compensation as it appears in the Summary Compensation Table. The pay ratio disclosed is a reasonable estimate calculated in a manner consistent with the applicable SEC disclosure rules. Because SEC rules for identifying a median compensated employee allow companies to apply certain exclusions, include estimates, and adopt different methodologies that reflect their employee population and compensation practices, the ratio above may not be comparable to the CEO pay ratio reported by other companies.

PAY VERSUS PERFORMANCE
The table set forth below reports, for the past four fiscal years, (i) the compensation of our Principal Executive Officer (PEO), and the average compensation of our other named executive officers (our Non- PEO NEOs), (ii) the “compensation actually paid” to our PEO, and the average of the “compensation actually paid” to our Non-PEO NEOs, each as calculated pursuant to SEC rules, and (iii) certain performance measures required by SEC rules. The table reflects compensation amounts for 3 PEOs: the “3rd PEO”, Mitchell B. Lewis, retired as our President and Chief Executive Officer, effective June 7, 2021; the “2nd PEO”, Dwight Gibson, resigned as our President and Chief Executive Officer, effective March 21, 2023; and the “1st PEO”, Shyam Reddy, was appointed as our President and Chief Executive Officer on March 21, 2023.
Year	Summary Comp. Table Total for 1st PEO ($)(1)	Summary Comp. Table Total for 2nd PEO ($)(1)	Summary Comp. Table Total for 3rd PEO ($)(1)	Comp. Actually Paid to 1st PEO ($)(2)(5)	Comp. Actually Paid to 2nd PEO ($)(2)(5)	Comp. Actual Paid to 3rd PEO ($)(2)(5)	Average Summary Comp. Table Total for Non-PEO NEOs ($)(3)	Average Comp. Actually Paid to Non-PEO NEOs ($)(4)	Value of Initial Fixed $100 Investment Based on:		Net Income (000’s) ($)(8)	Adj. EBITDA (000’s) ($)(9)
									BX CTSR ($)(6)	Peer Group TSR ($)(7)
(a)	(b)	(b)	(b)	(c)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	4,908,519	2,848,832	—	5,754,555	3,354,504	—	1,308,091	715,233	861.67	209.27	48,536	182,804
2022	—	3,900,941	—	—	4,489,375	—	2,256,926	2,168,285	540.76	131.98	296,176	477,742
2021	—	5,283,864	2,099,958	—	9,725,418	7,081,834	1,686,879	6,330,760	728.21	187.59	296,133	464,071
2020	—	—	3,339,487	—	—	5,688,095	1,323,705	2,048,467	222.51	126.06	80,882	170,394

(1)
Reflects compensation amounts reported in the Summary Compensation Table for each PEO.

(2)
Reflects “compensation actually paid” to Messrs. Lewis, Gibson and Reddy, respectively, calculated in accordance with SEC rules, which does not reflect compensation actually earned, realized or received by Messrs. Lewis, Gibson or Reddy.

(3)
Reflects the average of the compensation amounts reported in the Summary Compensation Table for our non-PEO NEOs for the respective years shown. The following non-PEO NEOs are included in the average figures shown:

2020: Alexander Averitt, Kelly Janzen, Susan O’Farrell
2021: Kelly Janzen, Shyam Reddy
2022: Kelly Janzen, Shyam Reddy, Kevin A. Henry
2023: Kelly Janzen, Kevin A. Henry, Tricia Kinney, Andrew Wamser
(4)
Reflects the average “compensation actually paid” to our non-PEO NEOs, calculated in accordance with SEC rules, which does not reflect compensation actually earned, realized or received by our non- PEO NEOs.

(5)
In accordance with SEC rules, the following adjustments were made to the total compensation of the 1st PEO and 2nd PEO for fiscal 2023 to determine their “compensation actually paid” and to the average total compensation of our non-PEO NEOs for fiscal 2023 to determine their average “compensation actually paid.” Prior fiscal years adjustments are disclosed in fiscal 2022, “Pay vs. Performance,” footnote 5. According to SEC guidance (128D.03), subsequent tables generally present only the most recent fiscal year unless material to an understanding of the table and relationships for the most recent fiscal year.

	1st PEO ($)	2nd PEO ($)	Average for Non-PEO NEOs (S)(10)
Summary Compensation Table (SCT)	4,908,519	2,848,832	1,308,091
Adjustments
Less: Grant-date fair value of equity award amounts reported in SCT for covered year	(3,380,390)	—	(841,041)
Plus: Year-end fair value of equity awards granted in covered year	3,678,949	—	632,213
Change in fair value of outstanding, unvested awards granted in prior years	163,736	645,660	—
Fair value as of vesting date for awards granted and vested in covered year	383,741	—	—
For awards granted in prior years that vest in the fiscal year, the change in fair value from the end of the prior fiscal year to the vesting date	—	(139,988)	109,136
For awards granted in prior years that are determined to fail to meet the applicable vesting conditions (i.e., are forfeited), deduct the amount equal to the fair value at the end of the prior fiscal year	—	—	(493,166)
Compensation Actually Paid	5,754,555	3,354,504	715,233

(6)
For the relevant fiscal year, represents the cumulative total shareholder return (“TSR”) of the Company for the measurement periods ended on each of December 30, 2023, December 31, 2022, January 1, 2022, and January 2, 2021, assuming an initial investment of $100 in the Company’s stock on December 28, 2019.

(7)
For the relevant fiscal year, represents the cumulative total shareholder return of the S&P 600 Building Products Index for the measurement periods ended on each of December 30, 2023, December 31, 2022, January 1, 2022, and January 2, 2021, assuming an initial investment of $100 on December 28, 2019.

(8)
Reflects “Net Income” in the Company’s Consolidated Statements of Operations and Comprehensive Income included in the Company’s Annual Report on Form 10-K for each of the fiscal years ended December 30, 2023, December 31, 2022, January 1, 2022, and January 2, 2021.

(9)
Adjusted EBITDA is the most important financial performance measure used by the Company to link compensation actually paid to the PEO and non-PEO NEOs in fiscal 2023 to the Company’s performance. Adjusted EBITDA, a non-GAAP measure, is defined and described in “Compensation Discussion and Analysis.”

(10)
Mr. Henry is also included in the calculation even though he did not receive equity awards in fiscal 2023.

Financial Performance Measures
As discussed in the “Compensation Discussion and Analysis,” our executive compensation program and compensation decisions reflect the guiding principles of being linked to long-term performance and aligned with stockholder interests. The metrics used within our incentive plans are selected to support these objectives. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s named executive officers, for the most recently completed fiscal year, to the Company’s financial performance are as follows:
Performance Metrics
Adjusted EBITDA
Return on Working Capital
Total Shareholder Return
Relationship Between Compensation Actually Paid and Performance Measures
The following graphs illustrate the relationship between the pay and performance figures that are included in the pay-versus-performance tabular disclosure above. The first graph below illustrates the relationship between our total shareholder return, the total shareholder return of the S&P 600 Building Products Index, and “compensation actually paid” to our NEOs for each applicable fiscal year. The second graph below illustrates the relationship between our net income and “compensation actually paid” to our NEOs for each applicable fiscal year. The third graph below illustrates the relationship between our Adjusted EBITDA and “compensation actually paid” to our NEOs for each applicable year. As noted, “compensation actually paid” for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable fiscal years. Net income for fiscal year 2023 was reduced by a one-time charge of $34.9 million, including income tax expense, related to the settlement of our legacy defined benefit pension plan through the purchase of an insurance annuity contract that transfers responsibility for the pension obligations to the annuity.

Compensation Actually Paid vs. TSR of Company and Peer Group
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
Compensation Actually Paid
$1,000.00
$900.00
$800.00
$700.00
$600.00
$500.00
$400.00
$300.00
$200.00
$100.00
$-
Total Shareholder Return
2020
2021
2022
2023
Axis Title
CAP 1st PEO
CAP 2nd PEO
CAP 3rd PEO
Avg. CAP Non-PEO NEO
BXC TSR
Peer Group TSR

Compensation Actually Paid vs. Net Income (in thousands)
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
Compensation Actually Paid
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$-
Net Income (in thousands)
2020
2021
2022
2023
Axis Title
CAP 1st PEO
CAP 2nd PEO
CAP 3rd PEO
Avg. CAP Non-PEO NEO
Net Income (000,s)

Compensation Actually Paid vs. Adj. EBITDA (in thousands)
Compensation Actually Paid
Adjusted EBITDA (in thousands)
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
2020
2021
2022
2023
Axis Title
CAP 1st PEO
CAP 2nd PEO
CAP 3rd PEO
Avg. CAP Non-PEO NEO
Adj. EBITDA (000,s)

DIRECTOR COMPENSATION FOR 2023
The following table sets forth the compensation for each person who was a member of our Board for fiscal 2023, other than Mr. Reddy and Mr. Gibson, who each served as the President and Chief Executive Officer of the Company during a portion of fiscal 2023 and whose compensation is reported above in the 2023 Summary Compensation Table.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Anuj Dhanda(4)	55,603	135,027	—	190,630
Dominic DiNapoli	105,000	135,027	—	240,027
Kim S. Fennebresque	140,000	224,987	—	364,987
Keith A. Haas	90,000	135,027	13,702	238,729
Mitchell B. Lewis	345,625	135,027	9,283	489,935
J. David Smith	105,000	135,027	—	240,027
Carol B. Yancey	120,000	135,027	9,283	264,310
Marietta Edmunds Zakas	90,000	135,027	—	225,027

(1)
Our directors who are not employees of the Company receive an annual director’s retainer fee that consists of both a cash component and an equity component, as further described below. All directors, including those directors who are employed by the Company, are entitled to reimbursement for travel and out-of-pocket expenses in connection with their attendance at Board and committee meetings, and may, at the discretion of the Board, be entitled to additional fees for special or extraordinary services for or on behalf of our Board or Company.

For fiscal 2023, the Board approved the following cash retainer arrangements: (i) each non-employee director other than our Chairman of the Board received an annual cash retainer of $90,000 for their services as a director of the Company during fiscal 2023 and (ii) our current Chairman of the Board, Mr. Fennebresque, received an annual cash retainer of $140,000 for his services as Chairman and a director of the Company during fiscal 2023. In addition, for fiscal 2023, the Chair of our Audit Committee received an additional annual cash retainer of $30,000, the Chair of our Human Capital and Compensation Committee received an additional annual cash retainer of $15,000, the Chair of our Nominating and Governance Committee received an additional annual cash retainer of $15,000, and the Chair of our Strategy and Innovation Committee received an additional prorated cash retainer of $5,625, in each case for their service as the Chair of such committee. In addition, Mr. Lewis was paid $250,000 for his special extraordinary efforts and service as Chair of the Strategy and Innovation Committee, upon such committee’s dissolution in fiscal year 2023.
(2)
For fiscal 2023, each non-employee director also received an annual equity award in time-based restricted stock units. To encourage directors to have a meaningful ownership stake in the Company during their tenure on our Board, the outstanding restricted stock units vest one year from the grant date. Prior to 2021, when the units vested, the underlying stock was not delivered to the director until thirty days after the earlier of (i) such director’s retirement from the Board or (ii) ten years from the date of grant. However, given that directors are subject to stock ownership guidelines which require them to hold minimum amounts of Company stock, the Nominating and Governance Committee determined that beginning in 2021 restricted stock unit grants to non-employee directors will both vest and settle in shares of Company stock one year from the grant date. For fiscal 2023, each non-employee director received approximately $135,000 in time-based restricted stock units, and Mr. Fennebresque received approximately $225,000 in time-based restricted stock units for his service as Chairman of the Board. The amounts in this column were calculated based on the grant date fair value of our common stock, in accordance with FASB ASC Topic 718. These awards consisted of restricted stock units, granted on May 18, 2023, with a one-year vesting term. The grant date fair value may not be indicative of the ultimate value the director may receive under these grants.

(3)
Directors Haas, Lewis and Yancey opted to be part of the Company’s health insurance benefits plan. The portion of the premiums paid by the Company are listed in “All Other Compensation.”

(4)
Mr. Dhanda joined the Board on May 18, 2023. Fees paid were prorated accordingly.

Director Stock Ownership Guidelines
Our Director Stock Ownership Guidelines for our non-employee directors were established to align their interests with the long-term interests of our stockholders. During 2022, these guidelines were amended to increase the non-employee director share ownership requirement from a market value equal to at least three times the cash component of the annual Board retainer to five times the cash component of the annual Board retainer. Each director is expected to satisfy these guidelines within five years of joining our Board.

AUDIT COMMITTEE REPORT
The Audit Committee is composed of independent directors as required by, and in compliance with, the listing standards of the NYSE. The Audit Committee operates under a written charter which is posted on the Company’s website. The role of the Audit Committee is to assist the Board in its oversight of the integrity of the Company’s financial reporting process, compliance with legal and regulatory requirements, and cybersecurity oversight. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. The Company’s management is responsible for the preparation, presentation, and integrity of the Company’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures; and establishing and maintaining internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and internal control over financial reporting and expressing an opinion on the conformity of those financial statements and internal control over financial reporting with United States generally accepted accounting principles and the standards of the Public Company Accounting Oversight Board (“PCAOB”).
The Audit Committee held eight meetings during the fiscal 2023. The Audit Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with the Company’s management, appropriate financial personnel, and the independent registered public accounting firm. The Audit Committee also met privately with the independent registered public accounting firm, which has unrestricted access to the Audit Committee. The Audit Committee of the Board of Directors has reviewed and discussed the Company’s audited financial statements as of and for the fiscal year ended December 30, 2023, with management and the Company’s independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The independent registered public accounting firm has provided to the Audit Committee the written disclosures and written communication required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has also discussed with the independent registered public accounting firm its independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.
Based on the reports and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its annual report on Form 10-K for the fiscal year ended December 30, 2023, for filing with the SEC.
Respectfully Submitted by:
The Audit Committee of the
Board of Directors:
Carol B. Yancey, Chair
Dominic DiNapoli
Marietta Edmunds Zakas
The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent this information is specifically incorporated by reference and shall not otherwise be deemed filed under such Acts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review and Approval or Ratification of Related Person Transactions
The charter of the Nominating and Governance Committee provides that it shall review, approve and monitor all transactions or relationships involving the Company and a Board member or an officer of the Company who is subject to Section 16 of the Exchange Act. To assist with this review process, the Board adopted a written policy on related person transactions for directors and executive officers that provides procedures for the review and approval or ratification of certain transactions in which a related person has or will have a direct or indirect material interest. Under our policy, a related person includes (1) directors and executive officers of the Company, (2) any beneficial owner of greater than 5% of any class of the Company’s voting securities, (3) any immediate family member of any of the foregoing or (4) any entity in which any of the foregoing acts as an officer, general partner or otherwise controls or holds a 10% ownership interest. While the policy covers related person transactions in which the amount involved exceeds $5,000, the policy provides that only related person transactions in which the amount involved exceeds $120,000 are required to be disclosed in applicable filings as required by applicable securities laws and regulations. Prior to entering into a transaction with the Company, directors and executive officers are required to advise the Corporate Secretary of any transaction that could reasonably constitute a related person transaction. In order to assist in identifying potential related person transactions, our legal department annually prepares and distributes to all directors and executive officers a written questionnaire which includes questions intended to elicit information about any related person transactions. In addition, information regarding transactions with related persons or any violation of policy, including transactions involving a potential conflict of interest in violation of our Code of Ethical Conduct, may be anonymously reported by employees and others through our Business Conduct and Ethics Hotline.
If a related person transaction is identified or confirmed by the Company’s Legal department, we present the transaction to the Nominating and Governance Committee (or, if so, determined by the committee, the disinterested members of the Board) for review and approval or ratification. In evaluating related person transactions, our Nominating and Governance Committee members apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of our Board and as individual directors. The Nominating and Governance Committee may approve a related person transaction when, in its good faith judgment, the transaction is in the best interests of the Company.
For fiscal 2023, there were no related person transactions for which disclosure was required.
CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICAL CONDUCT
To help discharge its responsibilities, our Board has adopted Corporate Governance Guidelines on significant corporate governance issues. Our Corporate Governance Guidelines also provide for an annual self-evaluation by the Board itself and its committees to determine whether they are functioning effectively.
We also have a Code of Ethical Conduct that sets the standard for ethics and compliance for all employees and officers as well as members of our Board. Among other things, our Code of Ethical Conduct provides a procedure by which employees and others may directly or anonymously, through a secure toll-free phone number, inform our management and/or the Audit Committee of any alleged violation of our Code of Ethical Conduct, including any allegations of accounting fraud. Reporting employees are protected from retaliation and any other form of adverse action. Any amendment to or waiver of our Code of Ethical Conduct for any Board member, our Chief Executive Officer, our Chief Financial Officer as well as any other executive officer will be disclosed on our website, www.BlueLinxCo.com. The Company will waive application of the policies set forth in the Code of Ethical Conduct only where there exist specific circumstances warranting the grant of a waiver. Waivers of this Code for directors and executive officers may be made only by the whole Board of Directors or the Audit Committee of the Board and must be promptly disclosed as required by law or regulation.
Our current Corporate Governance Guidelines and our current Code of Ethical Conduct may be found on our website, www.BlueLinxCo.com. Additionally, our Corporate Governance Guidelines and Code of Ethical Conduct are available in print to any stockholder who requests them by writing to BlueLinx Holdings Inc., Attn: General Counsel and Corporate Secretary, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067.

PROHIBITION ON HEDGING AND PLEDGING
Our Insider Trading Policy prohibits all directors, officers, and employees from engaging in hedging or monetization transactions, such as collars, equity swaps, prepaid variable forwards, and exchanging funds with respect to our common stock. Those transactions allow the director, officer, or employee to continue to own covered securities but without the full risks and rewards of ownership. When that occurs, the director, officer, or employee may no longer have the same objective as other stockholders. In addition, our policy prohibits all directors, officers, and employees from holding our securities in a margin account or pledging our securities as collateral for a loan or other obligation.
SUBMISSION OF STOCKHOLDER PROPOSALS
We currently expect to hold our 2025 annual meeting of stockholders in May 2025. If you wish to have a proposal considered for inclusion in next year’s proxy statement, you must submit the proposal in writing so that we receive it by December 19, 2024. Proposals should be addressed to our principal executive offices, BlueLinx Holdings Inc., Attn: General Counsel & Corporate Secretary, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067. If you submit a proposal, it must comply with applicable laws, including Rule 14a-8 of the Exchange Act. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 17, 2025.
In addition to stockholder proposals needing to comply with applicable laws, our bylaws provide that any stockholder wishing to nominate a candidate for director or to propose any other business at the 2025 annual meeting must give us timely written notice under our bylaws. Copies of our bylaws are available to stockholders free of charge on request to our principal executive offices, BlueLinx Holdings Inc., Attn: General Counsel & Corporate Secretary, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067. To be timely, notice must be delivered to our Legal Department before February 15, 2025, but no earlier than January 16, 2025; provided, that, in the event the date of the 2024 annual meeting is more than 30 days before or more than 60 days after the anniversary date of the Annual Meeting, notice by the stockholder must be delivered not later than the 90th day before the 2025 annual meeting or, if later, 10 days following the day on which we make public announcement of the date of such meeting. The public announcement of an adjournment or postponement of an annual meeting of stockholders will not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act and related regulations require our directors, executive officers, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Based on a review of the ownership reports filed during fiscal 2023 and written information from our directors and executive officers, we believe the required reports were timely filed except for a Form 4 for Kimberly Ann DeBrock with respect to a grant of 697 time-based restricted stock units granted on October 18, 2023.
DELIVERY OF PROXY MATERIALS
To reduce the expenses of delivering duplicate proxy materials to stockholders, we are relying upon SEC rules that permit us to deliver only one proxy statement and annual report to multiple stockholders who share an address, unless we receive contrary instructions from any stockholder at that address. All stockholders sharing an address will continue to receive separate proxy cards based on their registered ownership of our common stock. Any stockholder sharing such an address who does not receive an individual proxy statement and annual report may write or call us as specified below, and we will promptly send the materials to the stockholder at no cost. For future meetings, a stockholder may request separate copies of our proxy statement and annual report, or request that we only send one set of these materials if the stockholder is receiving multiple copies, by writing to the Board of Directors, BlueLinx Holdings Inc., c/o General Counsel & Corporate Secretary, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067, or by telephoning the Company at 770-953-7000.

FORM 10-K
Our Form 10-K for fiscal 2023, which is part of our Annual Report to Stockholders, including the financial statements and a list of exhibits, is enclosed with this proxy statement. Copies of exhibits filed with our Form 10-K are available upon written request without charge. Requests should be sent to BlueLinx Holdings Inc., Attn: Investor Relations, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067. They are also available, free of charge, at the SEC’s website, www.sec.gov.

BLUELINX HOLDINGS INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. PO BOX 1342 BRENTWOOD, NY 11717 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567 234567 234567 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K CONTROL # → SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: PAGE 1 OF 2 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees 0 0 0 01) Anuj Dhanda 02) Dominic DiNapoli 03) Kim S. Fennebresque 04) Keith A. Haas 05) Mitchell B. Lewis 06) Shyam K. Reddy 07) J. David Smith 08) Carol B. Yancey 09) Marietta Edmunds Zakas The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2024. 3. Proposal to approve the non-binding, advisory resolution regarding the executive compensation described in the proxy statement. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. 0 0 0 0 0 0 Please indicate if you plan to attend this meeting Yes No 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. SHARES CUSIP # Signature [PLEASE SIGN WITHIN BOX] Date JOB # Signature (Joint Owners) Date SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com BLUELINX HOLDINGS INC. Annual Meeting of Stockholders May 16, 2024, 11:00 A.M. EASTERN TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Shyam K. Reddy and Tricia A. Kinney, and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and vote, as designated below, all of the shares of stock of BlueLinx Holdings Inc. held of record by the undersigned on March 22, 2024, at the Annual Meeting of Stockholders of BlueLinx Holdings Inc. to be held at the Renaissance Atlanta Waverly Hotel and Convention Center, 2450 Galleria Parkway SE, Atlanta, Georgia 30339 on May 16, 2024, at 11:00 a.m. Eastern Time, and at any and all adjournments or postponements thereof. The Board of Directors recommends voting FOR each of the nominees for director in Proposal 1, and FOR Proposals 2 and 3. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made when the duly executed proxy is returned, this proxy will be voted FOR all the Board’s nominees for director in Proposal 1, and FOR Proposals 2 and 3. The undersigned understands that this proxy confers discretionary authority with respect to the matters not known or determined at the time of the mailing of the notice of the meeting to the undersigned. Continued and to be signed on reverse side